UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

        Date of Report (date of earliest event reported): March 17, 2003

                    INTEGRA LIFESCIENCES HOLDINGS CORPORATION

             (Exact name of Registrant as specified in its charter)


          Delaware                      0-26224                   51-0317849
(State or other jurisdiction of    (Commission File Number)    (I.R.S. Employer
  incorporation or organization)                             Identification No.)

                              311 Enterprise Drive
                              Plainsboro, NJ 08536
               (Address of principal executive offices) (Zip Code)
                                 (609)-275-0500
              (Registrant's telephone number, including area code)
                                 Not Applicable
          (Former name or former address, if changed since last report)

ITEM 2. Acquisition or Disposition of Assets.

On March 17, 2003, Integra LifeSciences Corporation (the "Purchaser"), a wholly-owned subsidiary of Integra LifeSciences Holdings Corporation (the "Company"), acquired all of the issued and outstanding capital stock of J. Jamner Surgical Instruments, Inc., a Delaware corporation (doing business as JARIT(R) Surgical Instruments) ("JARIT") for $44.5 million in cash on hand, subject to a working capital adjustment and other adjustments with respect to certain income tax elections. The acquisition was made pursuant to a Stock Purchase Agreement dated as of March 17, 2003 among the Purchaser and Howard Jamner and other individual stockholders of JARIT. JARIT markets a wide variety of high quality, reusable surgical instruments for use in virtually all surgical disciplines.


ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Financial statements of the business acquired

Audited financial statements for J. Jamner Surgical Instruments, Inc. as of and for the year ended December 31, 2002 are attached hereto as Exhibit 99.1.

(b) Pro forma financial information

An unaudited pro forma condensed combined balance sheet as of December 31, 2002 and an unaudited pro forma condensed combined statement of operations for the year ended December 31, 2002 are attached hereto as Exhibit 99.2.

(c) Exhibits.

Exhibit
Number      Description of Exhibit
-------     ----------------------

2.1 Stock Purchase Agreement, dated as of March 17, 2003, between Integra LifeSciences Corporation and Howard Jamner and other individual stockholders of J. Jamner Surgical Instruments, Inc.*
23.1     Consent of WithumSmith+Brown
99.1 Audited financial statements for J. Jamner Surgical Instruments, Inc. as of and for the year ended December 31, 2002
99.2 Unaudited pro forma condensed combined balance sheet as of December 31, 2002 and unaudited pro forma condensed combined statement of operations for the year ended December 31, 2002




* Integra agrees to furnish supplementally a copy of any omitted schedules or attachments to the Commission upon request.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, as of the 25th day of March, 2003.



                    INTEGRA LIFESCIENCES HOLDINGS CORPORATION


By: /s/ Stuart M. Essig
    -----------------------------
    Stuart M. Essig
    President and Chief Executive Officer

                                  Exhibit Index
                                  -------------


Exhibit
Number      Description of Exhibit
-------     ----------------------

2.1 Stock Purchase Agreement, dated as of March 17, 2003, between Integra LifeSciences Corporation and Howard Jamner and other individual stockholders of J. Jamner Surgical Instruments, Inc.*
23.1     Consent of WithumSmith+Brown
99.1 Audited financial statements for J. Jamner Surgical Instruments, Inc. as of and for the year ended December 31, 2002
99.2 Unaudited pro forma condensed combined balance sheet as of December 31, 2002 and unaudited pro forma condensed combined statement of operations for the year ended December 31, 2002

* Integra agrees to furnish supplementally a copy of any omitted schedules or attachments to the Commission upon request.

Exhibit 2.1

                            STOCK PURCHASE AGREEMENT

                                 by and between

                                  HOWARD JAMNER
         and the other Sellers identified on the signature pages hereof as "Sellers"

                                       and

                        INTEGRA LIFESCIENCES CORPORATION

                                   as "Buyer"

                          with respect to the Shares of
                         J. JAMNER SURGICAL INSTRUMENTS, INC.
                                 (the "Company")




                           Dated as of March 17, 2003

                                TABLE OF CONTENTS

ARTICLE I DEFINITIONS.............................................................................................1
---------------------

1.1      CERTAIN DEFINED TERMS....................................................................................1
---      ---------------------
1.2      OTHER DEFINED TERMS......................................................................................6
---      -------------------

ARTICLE II PURCHASE AND SALE OF SHARES............................................................................7
--------------------------------------

2.1      TRANSFER OF SHARES.......................................................................................7
---      ------------------
2.2      PURCHASE PRICE...........................................................................................7
---      --------------
2.3      POST-CLOSING ADJUSTMENT..................................................................................8
---      -----------------------
2.4      ALLOCATION OF PURCHASE PRICE.............................................................................9
---      ----------------------------
2.5      TRANSFER TAXES...........................................................................................9
---      --------------

ARTICLE III CLOSING..............................................................................................10
-------------------

3.1      CLOSING.................................................................................................10
---      -------
3.2      CLOSING DOCUMENTS.......................................................................................10
---      -----------------
3.3      APPOINTMENT OF SELLERS' AGENT...........................................................................10
---      -----------------------------

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF SELLERS.............................................................10
----------------------------------------------------

4.1      ORGANIZATION AND QUALIFICATION; NO SUBSIDIARIES OR OTHER INTERESTS......................................11
---      ------------------------------------------------------------------
4.2      AUTHORIZATION, ETC......................................................................................11
---      -------------------
4.3      NO CONFLICT OR VIOLATION................................................................................11
---      ------------------------
4.4      THIRD-PARTY CONSENTS....................................................................................11
---      --------------------
4.5      BROKERS.................................................................................................12
---      -------
4.6      FINANCIAL STATEMENTS....................................................................................12
---      --------------------
4.7      NO MATERIAL  ADVERSE CHANGE.............................................................................12
---      ---------------------------
4.8      ABSENCE OF CERTAIN CHANGES AND EVENTS SINCE BALANCE SHEET DATE..........................................12
---      --------------------------------------------------------------
4.9      PERMITS.................................................................................................13
---      -------
4.10     COMPLIANCE WITH CERTAIN LAWS AND PERMITS................................................................13
----     ----------------------------------------
4.11     TITLE TO SHARES; TITLE TO AND CONDITION OF CERTAIN ASSETS...............................................13
----     ---------------------------------------------------------
4.12     REAL PROPERTY...........................................................................................13
----     -------------
4.13     CERTAIN CONTRACTS AND COMMITMENTS.......................................................................15
----     ---------------------------------
4.14     INTELLECTUAL PROPERTY...................................................................................15
----     ---------------------
4.15     LITIGATION..............................................................................................16
----     ----------
4.16     INVENTORY...............................................................................................16
----     ---------
4.17     CERTIFICATIONS; PRODUCT SAFETY..........................................................................16
----     ------------------------------
4.18     CERTAIN RELATIONSHIPS...................................................................................17
----     ---------------------
4.19     EXPORT..................................................................................................17
----     ------
4.20     INSURANCE...............................................................................................17
----     ---------
4.21     EMPLOYEES AND PLANS.....................................................................................17
----     -------------------
4.22     ENVIRONMENTAL MATTERS...................................................................................18
----     ---------------------
4.23     NO UNDISCLOSED LIABILITIES..............................................................................18
----     --------------------------
4.24     COPIES OF CERTAIN DOCUMENTS.............................................................................18
----     ---------------------------
4.25     TAXES...................................................................................................18
----     -----
4.26     BANK ACCOUNTS...........................................................................................21
----     -------------
4.27     DISCLOSURE..............................................................................................21
----     ----------

ARTICLE V REPRESENTATIONS AND WARRANTIES OF BUYER................................................................21
-------------------------------------------------

5.1      ORGANIZATION, AUTHORIZATION, ETC........................................................................21
---      ---------------------------------
5.2      NO CONFLICT OR VIOLATION................................................................................21
---      ------------------------
5.3      THIRD-PARTY CONSENTS....................................................................................22
---      --------------------
5.4      NO BROKERS..............................................................................................22
---      ----------
5.5      DISCLOSURE..............................................................................................22
---      ----------

ARTICLE VI SURVIVAL AND INDEMNIFICATION..........................................................................22
---------------------------------------

6.1      SURVIVAL OF REPRESENTATIONS.............................................................................22
---      ---------------------------

6.2      INDEMNIFICATION.........................................................................................22
---      ---------------

ARTICLE VII CERTAIN EMPLOYEE MATTERS.............................................................................26
------------------------------------

7.1      CERTAIN EMPLOYEE BONUSES................................................................................26
---      ------------------------
7.2      KEY EXECUTIVE EMPLOYMENT AGREEMENTS.....................................................................26
---      -----------------------------------

ARTICLE VIII NONCOMPETITION AND POST-CLOSING CONFIDENTIALITY.....................................................26
------------------------------------------------------------

8.1      NONCOMPETITION..........................................................................................26
---      --------------
8.2      POST-CLOSING CONFIDENTIALITY............................................................................27
---      ----------------------------

ARTICLE IX TAX AND ACCOUNTING MATTERS............................................................................27
-------------------------------------

9.1      SECTION 338(H)(10) ELECTION.............................................................................27
---      ---------------------------
9.2      TAX RETURN FILINGS......................................................................................27
---      ------------------
9.3      COOPERATION ON TAX MATTERS..............................................................................28
---      --------------------------
9.4      TAX FORMS...............................................................................................28
---      ---------
9.5      SECTION 338 CERTIFICATES................................................................................29
---      -------------------------

ARTICLE X CERTAIN POST-CLOSING MATTERS...........................................................................29
--------------------------------------

10.1     RELEASE OF LIEN ON BANK ACCOUNT.........................................................................29
----     -------------------------------

ARTICLE XI.......................................................................................................30
----------


MISCELLANEOUS....................................................................................................30
-------------

11.1     ASSIGNMENT; NO THIRD PARTY BENEFICIARIES................................................................30
----     ----------------------------------------
11.2     NOTICES.................................................................................................30
----     -------
11.3     CHOICE OF LAW, ETC......................................................................................30
----     -------------------
11.4     ENTIRE AGREEMENT; AMENDMENTS AND WAIVERS................................................................31
----     ----------------------------------------
11.5     COUNTERPARTS............................................................................................31
----     ------------
11.6     EXPENSES................................................................................................31
----     --------
11.7     INVALIDITY..............................................................................................31
----     ----------
11.8     CUMULATIVE REMEDIES.....................................................................................31
----     -------------------
11.9     TIME; CAPTIONS; EXHIBITS AND SCHEDULES..................................................................32
----     --------------------------------------
11.10    NO STRICT CONSTRUCTION...............................................................................32
-----    ----------------------

EXHIBITS

EXHIBIT 1.1(a)       - Base Amount
EXHIBIT 1.1(b)       - Certain Equipment
EXHIBIT 1.1(c)       - Financial Statements
EXHIBIT 1.1(d)       - Form of Seller Release
EXHIBIT 2.4(a)       - Preliminary Allocation
EXHIBIT 2.4(d)       - Preliminary Section 338 (h)(10) Amount
EXHIBIT 3.2          - Closing Agenda
EXHIBIT 4.24         - Copies of Certain Documents

         This Stock Purchase Agreement (this "Agreement") is entered into as of March 17, 2003, by and between Integra LifeSciences Corporation, a Delaware corporation ("Buyer"), Howard Jamner, an individual ("Jamner"), and each other individual identified as a "Seller" on the signature pages hereof (each, including Jamner, a "Seller" and, collectively, "Sellers).

                                    RECITALS

         A. Sellers own, of record and beneficially, all of the outstanding stock (the "Shares") of J. Jamner Surgical Instruments, Inc., a Delaware corporation (the "Company").

         B. Buyer desires to purchase from Sellers, and Sellers desire to sell to Buyer, the Shares, upon the terms contained in this Agreement.

                                    AGREEMENT

         NOW THEREFORE, in consideration of the mutual covenants and representations contained in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:


                                    ARTICLE I
                                   DEFINITIONS

                            1.1 Certain Defined Terms

         As used in this Agreement:

         "Action" shall mean any legal action, product liability claim or other claim, proceeding, audit or governmental investigation.

         "Additional Agreements" shall mean the following agreements:

                (i) the Jamner Employment and Noncompetition Agreement;

                (ii) the Employee Matters Letter Agreement; and

                (iii) the Seller Releases.

         "Affiliate" shall mean, with respect to any Person, a Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person.

         "Balance Sheet" shall mean the balance sheet of the Company dated as of December 31, 2002, a copy of which is attached to this Agreement as part of
Exhibit 1.1(c).

         "Balance Sheet Date" shall mean December 31, 2002.

         "Base Amount" shall mean the "Base Amount" shown on Exhibit 1.1(a) (which exhibit is based in part on the Balance Sheet), and calculated as set forth therein.

         "Books and Records" shall mean all records used in or relating to the Company or customers or suppliers of the Business, including in each case (i) all records that are in electronic form, (ii) all records relating to quality assurance, including all quality system procedures, policies, orders, complaints and related records, (iii) all lists of suppliers, vendors, or current or past customers, and all lists or other documents describing prospective customers (such as sales leads), (iv) all owned information describing marketing and selling tactics and strategy, (v) all regulatory filings and submissions to the FDA, (vi) all corporate minute books and stock records of the Company, (vii) all records relating to the Company's employees, and (viii) all financial and accounting records of the Company.

         "Business" shall mean the Company's business of developing, marketing, purchasing and selling surgical instruments and other medical devices anywhere in the world.

         "Closing Amount" shall mean:

                            (i)  (x) those categories of current assets of
                                    the Company specified in Exhibit 1.1(a) as being included in the calculation of "Base Amount", less (y) those categories of current liabilities of the Company specified in Exhibit 1.1(a) as being included in the calculation of "Base Amount", in each case
                                    (A) as of the Closing, (B) calculated in all respects in a manner consistent with the calculation of the Final Base Amount and without taking into account amounts described in (ii) and (iii) below;

                           (ii)  plus the following items:

                                   (A) the amount of accrued expenses and other payables incurred in connection with the audit of the Company's financial statements as of and for the year ended December 31, 2002 (the "Audit");

                                   (B)  if it is determined, pursuant to
                                        Sections 2.3(a), (b) and (c), that the
                                        Definitive Section 338 (h)(10) Amount is greater than the Preliminary Section 338(h)(10) Amount, the amount of such difference;

                           (iii) less the following items:

                                   (A)  the amount of the Special Bonuses and
                                        any payroll Taxes payable thereon by the Company;

                                   (B)  the amount of all unpaid legal,
                                        accounting (other than Audit), out-of-
                                        pocket and other expenses of Sellers or
                                        the Company incident to the negotiation
                                        and execution of, and Closing under,
                                        this Agreement; and

                                   (C)  if it is determined, pursuant to
                                        Sections 2.3(a), (b) and (c), that the
                                        Definitive Section 338(h)(10) Amount is
                                        less than the Preliminary Section 338(h)
                                        (10) Amount, the amount of such
                                        difference;

all as finally determined pursuant to Section 2.3.
                                      -----------

         "Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

         "Confidential Information" shall mean all written or unwritten information about any Person and its business that is not available to the general public (unless such availability occurs as a result of a breach of this Agreement, any Additional Agreement, or any other agreement between parties hereto), including proprietary information, trade secrets, formulae, operational and financial data, product and process specifications and related costs, price and sales information, marketing methods, systems and procedures, data bases, computer programs and other computerized information, employee qualifications, salaries and resumes, client and consumer lists and all records (including computer records) and documents containing such information.

         "Contract" shall mean any agreement, contract, Real Property Lease, other lease, obligation, nongovernmental license or commitment to which the Company is a party or by which the Company or the Business is bound, whether oral or written, including any of the foregoing relating to Intellectual Property.

         "Disclosure Schedule" shall mean the schedule attached to and incorporated in this Agreement which sets forth the exceptions to the representations and warranties contained in Article IV of this Agreement and certain other information called for by Article IV.

         "Employee Matters Letter Agreement" shall mean the Letter Agreement (with respect to the form of Key Executive Employment Agreement, the Special Bonuses Schedule and the Offer Terms Schedule) dated as of the Closing and executed immediately thereafter by Buyer and by Sellers' Agent, on behalf of Sellers.

         "Encumbrance" shall mean any claim, lien, pledge, mortgage, deed of trust, security interest, restriction, easement, option or other preemptive right, Leasehold, possessory right, encumbrance or other similar right.

         "Environmental Law" shall mean any federal, state, local or foreign statute, rule, regulation, order or judgment of any governmental authority designed to minimize, prevent, punish or remedy the consequences of, actions that damage or threaten the environment (including land surface, subsurface strata, above- and below-ground water, indoor and outdoor air and plant and animal life) or threaten public health or safety.

         "Equipment" shall mean all furnishings, machinery, supplies, equipment, tools and other tangible personal property used in or related to the Business, wherever located, including those items set forth in Exhibit 1.1(b).

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

         "FDA" shall mean the United States Food and Drug Administration.

         "Final Base Amount" shall mean the Base Amount, recalculated, with respect to those Balance Sheet line items that are included in Exhibit 1.1(a), to reflect any adjustments made to such Balance Sheet line items in the Audit.

         "Financial Statements" shall mean the Company's balance sheet dated as of December 31, 2002 (which is "the Balance Sheet") and the related statements of income, changes in stockholders' equity and cash flows for the fiscal year ended on such date, including any notes thereto, attached to this Agreement as
Exhibit 1.1(c).

         "Fixtures" shall mean all structures, portions of structures, roofs, elevators, heating or cooling systems, plumbing or water systems, electrical or gas systems, and other fixtures, improvements or similar tangible property (other than Equipment) used in or related to the Business, wherever located.

         "GAAP" shall mean generally accepted accounting principles for financial reporting in the United States.

         "GPO" shall mean any group purchasing association.

         "Hazardous Substance" shall mean any substance, material or waste that is subject to regulation, control or mediation under any Environmental Law.

         "including" shall mean including without limitation.
          ---------

         "Intellectual Property" shall mean all Copyrights, Patents, Know-How, Trademarks and rights (including moral rights) used in or related to the Business, including the items set forth on Schedule 4.14(a). For purposes of this definition:

         (a) "Copyrights" shall mean registered claims of copyright, assignments of copyright, design rights, rights to mask works and database rights, and registrations and applications for registration of any of the foregoing;

         (b) "Know-How" shall mean methods, devices, technology, software, trade secrets, industrial designs, instrument drawings, know-how, show-how, technical and training manuals and documentation and other proprietary information, including proprietary processes, designs and formulae, and invention disclosures and rights in inventions;

         (c) "Patents" shall mean United States patents and United States patent applications, continuations, continuations-in-part, divisions, reissues, reexam certificate, extensions, and foreign counterparts of such patents and related items; and

         (d) "Trademarks" shall mean (i) United States registered trademarks (including "Jarit") and United States registered service marks, applications for registration of such trademarks and service marks, renewal registrations and applications for renewal registrations, extensions and foreign counterparts of such registered trademarks, registered service marks and related items; (ii) material unregistered trademarks and service marks; (iii) corporate names, business names and trade names, whether registered or unregistered, including the name "Jarit"; and (iv) internet domain names and associated addresses and URLs.

         "Inventory" shall mean (i) all inventory held for resale with respect to the Business, including all inventory on consignment, and (ii) all raw materials, parts, supplies, components, work-in-process, finished products and packaging materials and similar items with respect to the Business, in each case wherever located.

         "Jamner Employment and Noncompetition Agreement" shall mean the Employment and Noncompetition Agreement, dated as of the Closing, between Howard Jamner and the Company.

         "Key Executives" shall mean (i) Robert Rogowski, (ii) Ditmar Schaaf,
(iii) Mark Sherrard, (iv) Patrice Downey, and (v) Karl Leber.

         "knowledge" shall mean, (i) with respect to Sellers, the knowledge of Jamner, Robert Rogowski, or Ditmar Schaaf, and (ii) with respect to Buyer, the knowledge of Stuart M. Essig or John B. Henneman, III; provided, that, in each case, such individual shall be deemed to have knowledge if: (x) he or she has actual knowledge, or (y) a prudent individual would acquire actual knowledge in the course of a reasonable investigation regarding the accuracy of the relevant representation or warranty in this Agreement.

         "Law" shall mean any federal, state, local or foreign (including German) statute, rule, regulation, order, or judgment of any governmental authority applicable to the Company or the Business, including any Environmental Law.

         "Leased Real Property" shall mean all real property, including all rights, easements and privileges appertaining or relating to such real property, and all Fixtures located on such real property, that is leased, licensed, or otherwise possessed (whether or not such possession is exclusive) by the Company.

         "Losses" shall mean all costs, losses (including diminution in value), Taxes, liabilities, obligations, damages, Actions, claims, costs of mitigation or remedial action, and expenses, including attorneys' fees and all amounts paid in investigation, defense or settlement of any of the foregoing, whether or not pursuant to a third-party claim.

         "Material Adverse Effect" or "Material Adverse Change" shall mean a material adverse effect on, or change in, the condition (financial or other), business, results of operations, assets, prospects, liabilities or operations of the Company.

         "Offer Terms Schedule" shall mean the schedule so headed and attached to the Employee Matters Letter Agreement.

         "Owned Fixtures and Equipment" shall mean all Fixtures and Equipment owned by the Company.

         "Owned Real Property" shall mean all real property, including all rights, easements and privileges appertaining or relating to such real property, and all Fixtures located on such real property, that is owned in fee by the Company.

         "Permit" shall mean any license, permit, authorization, certificate or order of any governmental authority used in or related to the Business, including any environmental permit.

         "Person" shall mean any individual, corporation, general or limited partnership, limited liability company, trust, governmental body or other entity.

         "Real Property Lease" shall mean any agreement pursuant to which the Company holds a possessory interest in any of the Leased Real Property, and all amendments thereto and renewals or extensions thereof.

         "Representative" shall mean, with respect to any Person, any officer, director, principal, attorney, agent, employee or other representative of such Person.

         "Seller Releases" shall mean a release, executed by each Seller, in the form attached hereto as Exhibit 1.1(d).

         "Sellers' Agent" shall mean Howard Jamner, acting for himself as a Seller and for the other Sellers pursuant to Section 3.3.

         "Special Bonus Schedule" shall mean the schedule so headed and attached to the Employee Matters Letter Agreement.

         "Special Bonuses" shall mean bonuses to be paid to the Specified Persons, pursuant to Section 7.2, in the amounts set forth on the Special Bonuses Schedule.

         "Specified Person" shall mean any Person identified as a recipient of a Special Bonus on the Special Bonuses Schedule. .

         "Tax" or "Taxes" shall mean, with respect to any Person, all federal, state, local, county,foreign (including German) and other taxes, assessments or other government charges, including income, estimated income, gross receipts, profits, business, license, occupation, franchise, capital stock, real or personal property, sales, use, transfer, value added, employment or unemployment, social security, disability, alternative or add-on minimum, customs, excise, stamp, environmental, commercial rent or withholding taxes, including interest, penalties and additions in connection therewith for which such Person may be liable (including any such Tax related to any other Person for which such Person is liable, by contract, as transferee or successor, by law or otherwise).

         "Tax Return" shall mean any return (including any information return), report, statement, schedule, notice, form, election, estimated Tax filing or other document (including any amendments thereof and attachments thereto) filed with or submitted to, or required to be filed with or submitted to, any governmental authority in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any requirement of law relating to any Tax.


                                 1.2 Other Defined Terms

         Each of the following terms shall have the meaning given it in the Section set forth opposite such term below:

                      Term                                                                  Section

                      Agreement                                                             Preamble
                      Audit                                                                 1.1 ("Closing Amount")
                      Business Employees                                                    4.21(a)
                      Buyer                                                                 Preamble
                      Buyer Indemnified Persons                                             6.2(a)
                      Calculations                                                          2.3(a)
                      Closing                                                               3.1
                      Closing Agenda                                                        3.2
                      Closing Date                                                          3.1
                      Company                                                               Recitals
                      Definitive Allocation                                                 2.4(a)
                      Definitive Section 338(h)(10) Amount                                  2.3(a)
                      Dispute Notice                                                        2.3(c)
                      Employee Plan                                                         4.21(b)
                      Indemnity Claim                                                       6.2(c)(i)
                      Indemnity Claim Notice                                                6.2(c)(i)
                      Jamner                                                                Preamble
                      Per Diem Taxes                                                        6.2(a)
                      Permitted Encumbrances                                                4.12(b)
                      Preliminary Allocation                                                2.4(a)
                      Preliminary Section 338 (h)(10) Amount                                2.4(d)
                      Pre-Closing Tax Audits                                                9.3
                      Pre-Closing Returns                                                   9.3
                      Purchase Price                                                        2.2
                      Section 338(h)(10) Election                                           9.1
                      Section 338 Forms                                                     9.1
                      Seller                                                                Preamble
                      Seller Indemnified Persons                                            6.2(b)
                      Shares                                                                Recitals
                      Tax Audits                                                            9.3

                                   ARTICLE II
                           PURCHASE AND SALE OF SHARES

                                 2.1 Transfer of Shares

                              At the Closing, Sellers will sell and transfer to Buyer, and Buyer will purchase from Sellers, the Shares, free and clear of all Encumbrances.

                                 2.2 Purchase Price

         The purchase price for the Shares (the "Purchase Price") shall be:

         (a) (i) $43,000,000 (Forty-Three Million Dollars);
            (ii) plus the Preliminary Section 338(h)(10) Amount;

         all payable at Closing by wire transfer of immediately available funds from Buyer as follows:

                           (X) An amount specified by Sellers' Agent, to an
                  account designated by Seller's Agent, in full repayment of all debt of the Company to Howard Jamner;

                           (Y) An amount specified by Sellers' Agent, to an
                  account designated by Seller's Agent, in full repayment of all debt of the Company to the Estate of Jay Jamner; and

                           (Z) the remainder to other accounts designated by
                  Sellers' Agent;

         (b)      plus or minus the amount of the adjustment provided for in
                  Section 2.3 of this Agreement.
                  -----------

                                   2.3 Post-Closing Adjustment

         (a) Closing Amount. No later than sixty (60) days after the Closing, Buyer shall deliver to Sellers' Agent (x) a calculation of the Final Base Amount, and (y) a calculation of the Closing Amount, in each case prepared in collaboration with Sellers' Agent. The calculation of the Closing Amount shall include a calculation of the Definitive Section 338(h)(10) Amount, prepared by Buyer in collaboration with Seller's Agent and in a manner consistent with both the calculation of the Preliminary Section 338(h)(10) Amount contained in
Exhibit 2.4(d) and the requirements of the Code. As finally agreed pursuant to this Section 2.3, such amount shall be the "Definitive Section 338(h)(10) Amount". The provisions of Sections 2.3(b) and (c) below regarding review, cooperation and dispute resolution shall apply to the calculations of (i) the Final Base Amount, (ii) the Closing Amount, (iii) the Definitive Allocation, and
(iv) the Definitive Section 338(h)(10) Amount (the "Calculations").

         (b) Review and Cooperation. Sellers' Agent and his Representatives shall have the right to review the Calculations, and Buyer will cooperate with them in the review process and will provide them reasonable access to all Company information used in the preparation of the Calculations.

         (c) Dispute Resolution. Pursuant to such review, no later than thirty
(30) days after his receipt of the Calculations, Sellers' Agent shall deliver to Buyer a notice (the "Dispute Notice") describing any item or amount in any of the Calculations that is disputed by Sellers. The parties shall attempt to resolve any such dispute, but if they cannot do so within fifteen (15) days after the date that Buyer receives the Dispute Notice, then the parties shall jointly select an independent accountant to do so, which the parties initially agree will be Ernst & Young, if such firm will accept such appointment. The determination made by such independent accountant will be final and binding on the parties, and Buyer, on the one hand, and Sellers, on the other hand, will share equally the cost of retaining such independent accountant.

         (d) Adjustment Payment. If it is determined, pursuant to Sections 2.3(a), (b) and (c) above, that the Closing Amount is less than the Final Base Amount, then, not later than five (5) business days after such determination, Sellers will pay to the Company the difference between the two, by wire transfer of immediately available funds. If it is determined, pursuant to Sections 2.3(a), (b) and (c) above, that the Closing Amount is greater than the Final Base Amount, then, not later than five (5) business days after such determination, the Company will pay to Sellers' Agent the difference between the two, by wire transfer of immediately available funds.

                                2.4   Allocation of Purchase Price

         (a) Preliminary Allocation. Attached as Exhibit 2.4(a) is a preliminary purchase price allocation that has been agreed by Buyer and Sellers (the "Preliminary Allocation"). This Preliminary Allocation was prepared based on currently available financial information, but the parties wish to base their definitive agreed allocation and their calculation of the Definitive Section 338(h)(10) Amount on financial information as of the Closing. Accordingly, the parties agree that, no later than sixty (60) days after the Closing, Buyer shall deliver to Sellers' Agent a definitive purchase price allocation prepared in collaboration with Sellers' Agent and in a manner consistent with the preparation of the Preliminary Allocation and the requirements of the Code, but based on financial information as of the Closing. This definitive Exhibit 2.4(a) shall then replace the attached preliminary version and shall be the "Definitive Allocation".

         (b) Definitive Allocation. The Purchase Price shall be allocated among the Company's assets in accordance with the Definitive Allocation. Buyer and Sellers agree (i) to prepare and file all Tax Returns in a manner consistent with the Definitive Allocation, including IRS Form 8883 (Asset Allocation Statement Under Section 338), using where applicable the "aggregate deemed sales price (ADSP)" and the "adjusted grossed-up basis (AGUB)" as described in Treasury Regulation Sections 1.338-4 and 1.338-5, respectively, (ii) not to take any position contrary thereto unless required to do so pursuant to a determination (as defined in Section 1313(a) of the Code or any similar provision of state, local or foreign law), and (iii) to cooperate in the preparation of any applicable Tax Returns and file such Tax Returns in the manner required by applicable law.

         (c) Allocation Regarding Any Subsequent Adjustments. Subsequent adjustments to the Purchase Price, if any, shall be reflected in a revised
Exhibit 2.4(a) as agreed to by the parties and shall be prepared in a manner consistent with the applicable provisions of the Code, and the parties agree to file a supplemental Form 8883 consistent with any such revised Exhibit 2.4(a).

         (d) Preliminary Section 338(h)(10) Amount. Attached as Exhibit 2.4(d) is a preliminary calculation of the "Preliminary Section 338(h)(10) Amount", agreed by the parties on the basis of the Preliminary Allocation. The parties wish to base their final calculation of such amount, however, on the Definitive Allocation, and therefore have agreed to determine finally such amount pursuant to Section 2.3.

                                     2.5 Transfer Taxes

Sellers shall be responsible for any documentary, transfer
                              (including German real estate transfer), and other similar Taxes imposed by reason of the transactions contemplated hereby.

                                   ARTICLE III
                                     CLOSING

                                     3.1 Closing

         The Closing of the transactions contemplated by this Agreement (the "Closing") shall take place on March 17, 2003, or on such other date as the parties may agree (in any case, the "Closing Date"). The Closing shall be effective for all purposes as of 11:59 p.m. on the Closing Date.

                                     3.2 Closing Documents

         At the Closing, (i) Buyer shall deliver to Sellers' Agent the items shown in the Closing Agenda attached hereto as Exhibit 3.2 (the "Closing Agenda") as being delivered by Buyer or Buyer's counsel, and such other instruments and documents as may be reasonably requested by Sellers' Agent, all in form reasonably satisfactory to Sellers' counsel; and (ii) Sellers shall deliver to Buyer the items shown in the Closing Agenda as being delivered by Sellers, Sellers' Agent or Sellers' counsel, and such other instruments and documents as may be reasonably requested by Buyer, all in form reasonably satisfactory to Buyer's counsel.

                                     3.3 Appointment of Sellers' Agent

         Each Seller agrees that, beginning as of the Closing, Sellers, individually and as a group, shall deal with the Buyer and with other appropriate parties, including Sellers' counsel, Lucash, Gesmer & Updegrove, LLP, in connection with all matters arising in connection with this Agreement, only through Sellers' Agent, who is hereby appointed by each Seller to act in such capacity. Buyer and its Affiliates and Representatives shall be entitled to deal only with Sellers' Agent for all such purposes. Sellers' Agent shall have the power to act for and on behalf of Sellers, and each of them individually, without further consultation therewith, for all purposes relevant to the transactions contemplated by this Agreement, including the power to (i) give and receive notices and communications; (ii) to agree to, negotiate, enter into settlements and compromises of and take legal action with respect to claims and indemnities arising under this Agreement; (iii) to agree to adjustments contemplated by this Agreement; (iv) to review, agree to and dispute Calculations and post-closing adjustments; (v) to amend this Agreement in accordance with Section 11.4 hereof; and (vi) to take all actions and execute all documents necessary or appropriate in the judgment of Sellers' Agent for the accomplishment of the foregoing. Absent the gross negligence or willful misconduct of Sellers' Agent, Sellers' Agent shall not be liable in any way to the Sellers, or any of them, for any act done or omitted hereunder as Sellers' Agent or for any loss or liability arising from or as a result of any such act or omission, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of an absence of such gross negligence or willful misconduct.


                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF SELLERS

         The Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article IV; however, any information disclosed therein under any section number shall be deemed disclosed and incorporated into any other section of the Disclosure Schedule where it is cross-referenced or it is clearly apparent from the disclosure contained therein that such cross-reference would be appropriate. Except as otherwise set forth on the Disclosure Schedule, Sellers jointly and severally represent and warrant to Buyer as follows:

            4.1   Organization and Qualification; No Subsidiaries or Other
                  ---------------------------------------------------------
                  Interests
                  ---------

         The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to conduct the Business as it is presently being conducted and to own and lease its properties and assets. The Company is qualified to do business as a foreign corporation and in good standing in the jurisdictions listed on
Schedule 4.1(a), and the Company does not engage in business or own properties such as to require it to qualify to do business in any other jurisdiction, except where the failure to do so would not have a Material Adverse Effect. The Company has no subsidiaries and owns no direct or indirect interest in any Person.

           4.2  Authorization, etc.
                -------------------

        (a) Power and Actions Taken. The Company has all requisite corporate power and authority, and has taken all corporate action necessary, to execute and deliver any Additional Agreement to which it is a party, to consummate the transactions contemplated on its part under any such Additional Agreement, and to perform its obligations under any such Additional Agreement.

        (b) Due Execution, Delivery and Enforceability. Each Seller and the Company has duly executed and delivered this Agreement and each Additional Agreement to which it is a party, and this Agreement and each such Additional Agreement is a valid and legally binding obligation of such party, enforceable against such party in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally and subject to general principles of equity (regardless of whether such enforcement is considered in a proceeding in law or at equity).

           4.3  No Conflict or Violation

         The execution, delivery and performance of this Agreement and any Additional Agreement to which it is a party by each Seller and the Company: (a) will not violate or conflict with the certificate of incorporation or bylaws of the Company; (b) will not violate any Law; and (c) except as set forth on
Schedule 4.3(c), will not violate, conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the creation of any Encumbrance upon any of the assets of the Company or the Business pursuant to, any Contract to which the Company or any Seller is a party or to which any assets of the Company or the Business are subject.

           4.4  Third-Party Consents

         No consent or approval of, notice to, or filing with, any Person is required to be obtained, given or made by any Seller or the Company to permit Sellers to transfer the Shares to Buyer, except any such consent, approval, notice or filing that (i) has been listed on Schedule 4.3(c) and obtained by

Sellers or the Company, as applicable, before the Closing, or (ii) the failure of which to be obtained, given, or made would not have a Material Adverse Effect or materially impair Sellers' ability to perform their obligations under this Agreement.

           4.5  Brokers

Other than with respect to The Walden Group, Inc. (whose
                              fees will be paid by Sellers or the Company), none of Sellers, the Company and their respective agents have incurred any obligation for brokerage fees or similar payments on behalf of the Company or Sellers in connection with the transactions contemplated by this Agreement.

           4.6 Financial Statements

The Financial Statements: (i) have been prepared from
                              and are in accordance with the Books and Records;
                              (ii) have been prepared in accordance with GAAP; and fairly present, in accordance with GAAP, the financial condition and the results of operations, changes in stockholders equity and cash flows of the Company as at the date of and for the period referred to therein.

           4.7   No Material Adverse Change

         Since the Balance Sheet Date, there has been no Material Adverse Change, or event or circumstance that will, or could reasonably be expected to, result in a Material Adverse Change (other than as a result of any change in general economic, business or political conditions not having a disproportionate effect on the Business compared to its effect on other entities engaged in businesses similar to the Business).

           4.8    Absence of Certain Changes and Events Since Balance Sheet Date
                  --------------------------------------------------------------

Except as set forth on Schedule 4.8, since the Balance
                              Sheet Date the Business has been conducted only in the ordinary course of business, consistent with past practices, and there has not been any: (i) damage to or destruction or loss of any asset of the Company, whether or not covered by insurance, which had a Material Adverse Effect or would, if it had not been covered by insurance, have had a Material Adverse Effect; (ii) entry into, termination of, or receipt of notice of termination of (x) any material Contract or (y) any Contract with a GPO, whether or not material;
                              (iii) sale (other than sales of inventory in the ordinary course of business), lease, or other disposition of any asset or mortgage, pledge, or imposition of any Encumbrance on any material asset of the Company; (iv) waiver of any claim or right having a material value to the Business; (v) material change in the accounting methods used by the Company (other than the preparation of the Financial Statements on a GAAP basis); or (vi) agreement, whether oral or written, by the Company or any Seller to do any of the foregoing.

             4.9   Permits

         To Seller's knowledge, Schedule 4.9 contains a list of the Permits that is complete and accurate. The Permits constitute all licenses, permits, authorizations, certificates or orders of any governmental authority which are required to operate the Business as it is now being conducted, other than those the absence of which would not have a Material Adverse Effect.

             4.10  Compliance with Certain Laws and Permits
                   ----------------------------------------

         Except with respect to Environmental Laws and Permits thereunder (which are covered in Section 4.22), the Company has not violated any Law or Permit, except where such violation has not had, will not have and could not reasonably be expected to have, a Material Adverse Effect, and neither the Company nor any Seller has received any notice to the effect that, or otherwise been advised that, the Company or the Business is not in compliance with any Law or Permit.

            4.11   Title to Shares; Title to and Condition of Certain Assets
                   ---------------------------------------------------------

         (a) Title to Shares. The authorized equity securities of the Company consist of 2,000 (Two Thousand) shares of common stock, no par value, of which 500 (Five Hundred) shares are issued and outstanding and constitute the Shares. Each Seller is the record and beneficial owner and holder, free and clear of all Encumbrances, of the Shares set forth opposite such Seller's name on Schedule 4.11(a). No legend or other reference to any purported Encumbrance appears upon any certificate representing the Shares. The Shares have been duly authorized and validly issued and are fully paid and nonassessable. Except for this Agreement, there are no agreements or arrangements relating to the issuance, sale, or transfer of the Shares. None of the Shares was issued in violation of any preemptive right. There are no outstanding or authorized options, warrants, preemptive, conversion or other rights, agreements or commitments to which any Seller or the Company is a party or which are binding upon any Seller or the Company providing for the issuance, redemption, disposition or acquisition of any equity securities of the Company.

         (b) Title to and Condition of Certain Assets. The Company has good and marketable title to the Owned Fixtures and Equipment, the Inventory and the other tangible, non-real property assets owned by the Company, free and clear of any Encumbrances. The Fixtures and the Equipment are usable and operable, in good working order and condition, and are in a reasonable state of repair, subject only to ordinary wear and tear, and have been subject to regular maintenance.

                4.12  Real Property

         (a) Owned Real Property. Schedule 4.12(a) contains a complete and accurate list of the Owned Real Property, setting forth the street addresses, and attaching the legal descriptions, of the Owned Real Property.

         (b) Title. Except for liens for taxes not yet due and payable and the items set forth on Schedule 4.12(b) ("Permitted Encumbrances"), the Company holds good and marketable fee simple title to the Owned Real Property, free and clear of all Encumbrances. There are no leases, agreements to lease, or tenancies in effect with respect to the Owned Real Property other than Permitted Encumbrances.

         (c) Leased Real Property. Schedule 4.12(c) contains a complete and accurate list of the Leased Real Property, and there are no subleases or agreements to sublease, or other tenancies in effect with respect to the Leased Real Property.

         (d) No Violations. Except for violations which would not have a material adverse effect on the use thereof in the Business, the Owned Real Property complies with all Laws, including all building, zoning, fire and health Laws, and all covenants, conditions, restrictions, rights-of-way or easements of record or otherwise affecting the Owned Real Property.

         (e) No Defects. No material structural defect exists in any of the buildings or other improvements situated on the Owned Real Property or, to Sellers' knowledge, the Leased Real Property and each Fixture owned, leased or used by the Company and required for the conduct of the Business as currently conducted is in all material respects in good working condition (reasonable wear and tear excepted) and adequate for the operation of the Business as currently conducted. No part of the Owned Real Property is located in a flood prone or flood-risk area.

         (f) Utilities. The Owned Real Property and the Leased Real Property, and all improvements thereon, are served by gas, electricity, water, sewage and water disposal, and other utilities adequate to operate the Business.

         (g) Real Property Taxes. There are no challenges or pending appeals regarding the amount of Taxes on, or the assessed valuation of, the Owned Real Property (or if the Company is liable for the payment of such Taxes assessed against the Leased Real Property, the Leased Real Property), and no special arrangements or agreements exist with any governmental authority with respect thereto. No special assessments are currently levied against the Owned Real Property (or if the Company is liable for the payment of such special assessments assessed against the Leased Real Property, the Leased Real Property) or any portion thereof, and, to Sellers' knowledge, there are no intended public improvements which would result in any special assessments being levied against the Owned Real Property (or if the Company is liable for the payment of such special assessments assessed against the Leased Real Property, the Leased Real Property) or any portions thereof.

         (h) Condominium Assessments. No regular or special assessments are currently charged against the Owned Real Property or the Leased Real Property by any applicable condominium association or equivalent organization, and to Sellers' knowledge, there are no intended improvements which would result in any such special assessments being charged.
         (i) Pending Actions. To Sellers' knowledge, there are no pending or threatened legal actions, lawsuits or administrative proceedings, including condemnation actions or rezoning proceedings, affecting all or any material portion of the Owned Real Property or the Leased Real Property.
         (j) Certain Commitments. Except as set forth on Schedule 4.12(j), the Company is not a party to or bound by: (i) any agreement for the purchase, sale or lease of any real estate, or (ii) any obligation to make any contribution or dedication of money or property (whether real or personal) to construct or maintain any road or other improvement of a public or private nature.

                  4.13  Certain Contracts and Commitments

         (a) Certain Contracts Listed. Schedule 4.13(a) contains a complete and accurate list (and description, if the Contract is oral) of all Contracts:

                  (i) that the Company has entered into with GPOs, distributors or surgeons;

                  (ii) under which the Company is required to make payments of (or deliver goods and services having a value of) more than $5,000 (Five Thousand Dollars) in any year;

                  (iii) that are not cancelable by the Company upon 30 days' or less notice without penalty; or

                  (iv) that are of the following types: (A) collective bargaining agreement or contract with any labor union; (B) Contract or arrangement with any employee or Affiliate, including loan or arrangement governing the right to use assets used in the Business; (C) confidentiality agreement restricting the Company from disclosing any information; (D) confidentiality agreement restricting others from disclosing any information regarding the Company; (E) non-compete agreement restricting the Company, its Affiliates, Jamner or any of the Key Executives from freely engaging in business anywhere in the world;
         (F) other agreement binding or purporting to bind Affiliates of the Company; (G) non-compete agreement with the Company restricting others from freely engaging in business in competition with the Company anywhere in the world; (H) power of attorney or agency agreement; (I) Real Property Lease; (J) forward foreign currency Contract, or (K) Contract entered into other than in the ordinary course of business.

         (b) Enforceability, etc. The Contracts described in Section 4.13(a) above, whether or not actually listed on Schedule 4.13(a), are valid and legally binding obligations of the Company and, to the knowledge of Sellers, of the other parties thereto, enforceable in accordance with their terms against the Company and, to the knowledge of Sellers, against the other parties thereto, in each case except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and subject to general principles of equity (regardless of whether such enforcement is considered in a proceeding in law or at equity). The Company has not breached any such Contract in any material respect. Neither the Company nor any of Sellers has received any notice of alleged breach, and Sellers have no knowledge of any breach by any other party. Neither the Company nor any of Sellers has received any notice of termination or non-renewal under any such Contract.

                  4.14  Intellectual Property

         (a) List. Schedule 4.14(a) contains a complete and accurate list of the Intellectual Property.

         (b) Title. The Company's right, title and interest in the Intellectual Property as owner or, subject to the terms of any applicable license, as licensee, is valid, enforceable, and uncontested, and is free and clear of all Encumbrances (except to the extent any of the Intellectual

Property is licensed to the Company), and all of the Intellectual Property is either owned by or licensed to the Company.

         (c) No Infringement. To Sellers' knowledge, there is no infringement, unlawful use or default by any third party under any license or other Contract with respect to the Intellectual Property. The Company is not in default under any such license or other Contract, or infringing upon any rights of any third party, in its use of the Intellectual Property (nor does any Intellectual Property provided by the Company to its direct or indirect customers for their use infringe upon the rights of any third party), and neither the Company nor any Seller has received any notice alleging any such default or infringement.

                        4.15   Litigation

         There is no Action pending or, to Sellers' knowledge, threatened: (i) except as set forth on Schedule 4.15, relating to the Company or the Business; or (ii) seeking to delay, limit or enjoin any transaction contemplated by this Agreement.

                        4.16   Inventory

         Schedule 4.16 contains a complete and accurate list of addresses at which Inventory is located. All Inventory reflected in the Balance Sheet and all other Inventory acquired by the Company since the Balance Sheet Date was acquired in the ordinary course of business and in a manner consistent with the Company's regular inventory practices. Except for demonstration Inventory, all such Inventory is in good and saleable condition. Except as set forth on
Schedule 4.16, no Inventory is held by any Person (including any Affiliate of the Company) on consignment. Except as set forth on Schedule 4.16 and except for Inventory for which a valuation reserve has been taken on the Balance Sheet or on the Company's books after the Balance Sheet Date, there is no excessive and obsolete Inventory (it being agreed that, for the purposes of this Section 4.16 the term "excessive and obsolete Inventory" shall refer to any Inventory which
(i) cannot be sold at current prices in the ordinary course of business, or (ii) is not usable in the production of current products).

                        4.17 Certifications; Product Safety

        All operations of the Company that have ISO 9001
                              certification and compliance have achieved and maintained the applicable ISO and quality certifications and are compliant, in all material respects, with the applicable FDA Quality System Regulations, EEC directives and the German Medical Product Act, and there is no pending, and, to Sellers' knowledge, no threatened, Action to audit, repeal, fail to renew or challenge any such certification. Except as set forth in Schedule 4.17, (i) none of the Company, any of Sellers, or any of their respective Affiliates has been required to file any notification or other report with or provide information to any product safety agency, commission, board or other governmental authority of any jurisdiction concerning actual or potential hazards with respect to any product purchased, distributed, sold or leased, or with respect to service rendered, by the Company or the Business or any employee or agent thereof, and (ii) to Sellers' knowledge, each product distributed, sold or leased, or service rendered, by the Company or the Business complies in all material respects with all product safety standards of each applicable product safety agency, commission, board or other governmental authority.

                         4.18  Certain Relationships
Except as set forth in Schedule 4.18, none of the
                              Company, Sellers or their respective Affiliates has received written notice that, and Sellers have no knowledge that, any customer or distributor of, or supplier or licensor to, or GPO contracting with, the Company or the Business has taken any action or clearly intends to take any action, which could reasonably be expected to materially adversely affect the business relationship of the Company or the Business with such customer, distributor, supplier, licensor or GPO.

                         4.19   Export

         The Company has not sold, directly or indirectly through any Affiliate, or (to Sellers' knowledge) through a distributor or other Person, any products in or to any of the following countries (or to any Person acting on behalf of any of the following countries): the Balkans, Burma (Myanmar), Cuba, Iran, Iraq, Liberia, Libya, North Korea, Sierra Leone, Sudan, Syria, Yugoslavia, the Taliban in Afghanistan or UNITA in Angola.

                         4.20  Insurance

         Schedule 4.20 contains a complete and accurate list of all policies or binders of fire, liability, worker's compensation, product liability and other forms of insurance (showing as to each policy or binder the carrier, policy number, and a general description of the type of coverage provided) maintained by the Company or any Seller on the Business or the Business Employees. Such insurance provides coverage to the extent and in the manner required by Law, required by any material Contract and customary in the industry. Neither the Company nor any Seller (i) is in material default under any such policy or binder, (ii) has received any notice alleging any default under any such binder or policy, (iii) has any received any notice requesting any repair or modification pursuant to such policy or binder, or (iv) has received any notice of termination or non-renewal with respect to any such policy or binder.

                         4.21  Employees and Plans

         (a) Business Employees. Schedule 4.21(a) lists all current employees of the Company who work in the Business (the "Business Employees"), stating their names, job titles, hourly rate of compensation or base salary for 2002, total compensation for 2002, and the commencement dates of their employment.

         (b) Employee Plans or Policies. There does not exist, with respect to the Business Employees, the Company or the Business: (i) except as set forth on
Schedule 4.13(a), any employment contract (all Business Employees are "at-will" employees); (ii) except as set forth on Schedule 4.21(b), any "employee benefit plan" (as defined under Section 3(3) of ERISA), welfare, incentive, bonus, deferred compensation, vacation, holiday, cafeteria, medical, disability, fringe benefit, stock purchase, stock option, stock appreciation, phantom stock, restricted stock or other stock-based compensation plan, policy, program, practice or arrangement maintained or contributed to by the Company, any Seller or any of their respective Affiliates (each, an "Employee Plan"); (iii) any right on the part of any former Business Employee to be rehired prior to the hiring of any new employee; (iv) any obligation to provide retiree medical benefits; or (v) any request for union representation, strike, or labor dispute.

         (c) Compliance. Each Employee Plan has been maintained and operated in material compliance with all applicable Laws, including ERISA and the Code. The Company (i) has no material liability to any Employee Plan which is subject to Title IV of ERISA, and (ii) has not incurred any material excise Tax or other penalty under ERISA or the Code. Except pursuant to any Contract disclosed or required to be disclosed in Schedule 4.13(a), no Business Employee will become entitled to any payment or increase in compensation or benefits as a result of the transactions contemplated hereby.

                        4.22  Environmental Matters

         Neither the Company nor any Seller has received any notice, citation, inquiry or complaint from any governmental authority with respect to the Owned Real Property or the Leased Real Property relating to Environmental Laws. To the knowledge of Sellers, the Company has complied in all material respects with all Environmental Laws and no material violation of any Environmental Law by the Company exists with respect to the Owned Real Property or the Leased Real Property. To the knowledge of Sellers, any Hazardous Substances generated or handled on the Owned Real Property or the Leased Real Property during the Company's possession thereof have been stored, transported, treated and disposed of in a lawful manner.

                       4.23   No Undisclosed Liabilities

The Company has no liabilities or obligations (whether
                              absolute, accrued or contingent, whether matured or unmatured, and whether known or unknown) except: (i) liabilities which are reflected on the Balance Sheet or in any footnotes to the Financial Statements; (ii) current liabilities incurred in the ordinary course of the Business and consistent with past practice since the Balance Sheet Date, and adjusted for in (or specifically excluded from) the calculation of Closing Amount; (iii) liabilities described in the Disclosure Schedule; and (iv) unknown liabilities arising out of product liability claims.

                       4.24  Copies of Certain Documents

         Seller has delivered to Buyer complete and accurate copies of the documents listed in Exhibit 4.24 and such copies include all amendments to such documents.

                       4.25   Taxes

         (a) S Corporation. The Company is an "S Corporation" (within the meaning of Section 1361(a) of the Code) for which a valid election under Section 1362 of the Code has always been in effect (and which has also always been in effect (or a similar state or local tax election has always been in effect) for state or local income tax purposes in all jurisdictions in which the Company has been obligated to file income Tax Returns). A Section 338(h)(10) Election with respect to the sale of the Shares will not result in any Tax being imposed under
Section 1374 of the Code.

         (b) Tax Returns. The Company has timely filed with the appropriate governmental authorities all Tax Returns in respect of Taxes of the Company required to be filed through the date hereof. Such Tax Returns are complete, correct and accurate in all material respects. With respect to each Tax period for which any governmental authority may assert a Tax liability, the Company has not requested any extension of time within which to file any such Tax Returns.

         (c) Tax Liabilities. All Taxes due and payable by the Company, in respect of periods or portions thereof ending on or before the Closing Date, have been paid. The Company has no liability for Taxes which are due and payable in excess of the amounts so paid. All Taxes that the Company has been required to collect or withhold have been duly collected or withheld and, to the extent due, have been or will be duly paid to the proper governmental authority.

         (d) Tax Administrative Matters. Except as set forth on Schedule 4.25, no deficiencies for Taxes of the Company have been claimed, proposed or assessed by any governmental authority. There are no pending or, to the knowledge of Sellers, threatened, Actions for or relating to any liability in respect of Taxes of the Company, and there are no matters under discussion with any governmental authority with respect to Taxes of the Company. There have been no audits of Company Tax Returns by the relevant governmental authorities at any time during the last three (3) years. The Company has not been notified that any governmental authority intends to audit a Company Tax Return for any other period. No waiver or extension of a statute of limitations relating to Taxes is in effect with respect to the Company. No claim has ever been made by a United States (federal, state or local) or German governmental authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation in that jurisdiction, and, to Sellers' knowledge, no such claim has ever been made by any non-U.S. (federal, state or local), non-German governmental authority.

         (e) Tax Elections. All elections of a material nature with respect to Taxes affecting the Company (not including its election to be taxable as an S Corporation) are set forth in Schedule 4.25. The Company has not made an election, and is not required, to treat any asset of the Company as owned by another person or as tax-exempt bond financed property or tax-exempt use property within the meaning of Section 168 of the Code or under any comparable provision of state or local Tax law. The Company has not filed a consent pursuant to the collapsible corporation provisions of Section 341(f) of the Code (or any corresponding provision of state or local law) or agreed to have Section 341(f)(2) of the Code (or any corresponding provision of state or local law) apply to any disposition of any asset owned by it. The Company has not agreed to make, nor is required to make, any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise for any taxable year.

         (f) Tax Liens. There are no Encumbrances for Taxes (other than for Taxes not yet due and payable) upon the assets of the Company.

         (g) Affiliated Group. The Company has never been a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code or any comparable provision of state, local or foreign Tax law, nor has the Company (or any predecessor or Affiliate thereof) become liable (whether by contract, as transferee or successor, by law or otherwise) for the Taxes of any other Person under Treasury Regulation Section 1.1502-6 or any similar provision of state, local or foreign law.

         (h) Tax Sharing Agreement. The Company is not a party to or bound by any tax sharing, tax indemnity or tax allocation agreement or other similar arrangement with any other party.

         (i) Tax Withholding. The transactions contemplated herein are not subject to the tax withholding provisions of Section 3406 or of Subchapter A of Chapter 3 of the Code or of any other provisions of Law. The Company has properly requested, received and retained all necessary exemption certificates and other documentation supporting any claimed exemption or waiver of Taxes on sales or other transactions as to which the Company would have been obligated to collect or withhold Taxes. The Company is in compliance with, and its records contain all information and documents necessary to comply with, all applicable information reporting and Tax withholding requirements under Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Code.

         (j) The Company has not agreed to make, nor is required to make, any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise for any taxable year.

         (k) The Company has not made any payments, is not obligated to make any payments, and is not a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Section 280G of the Code.

                        4.26   Bank Accounts

         Schedule 4.26 contains a complete and accurate list of the Company's bank accounts and the authorized signatories thereon.

                        4.27  Disclosure

         No representation or warranty of Sellers contained in Article IV of this Agreement contains an untrue statement of a material fact or omits to state a material fact necessary to make such representation or warranty not misleading.

                                    ARTICLE V
                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to Sellers as follows:

                                5.1 Organization, Authorization, etc.

          (a) Power and Actions Taken. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer has all requisite corporate power and authority, and has taken all corporate action necessary, to execute and deliver this Agreement and each Additional Agreement to which it is a party, to consummate the transactions contemplated on its part under this Agreement and each such Additional Agreement, and to perform its obligations under this Agreement and each such Additional Agreement.

          (b) Due Execution, Delivery and Enforceability. Buyer has duly executed and delivered this Agreement and each Additional Agreement to which it is a party, and this Agreement and each such Additional Agreement is a valid and legally binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally and subject to general principles of equity (regardless of whether such enforcement is considered in a proceeding in law or at equity).

                                      5.2 No Conflict or Violation

        The execution, delivery and performance by Buyer of
                              this Agreement and each Additional Agreement to which it is a party: (i) will not violate or conflict with the governing documents of Buyer;
                              (ii) will not violate any federal, state, local or foreign statute, rule, regulation, order or judgment of any governmental authority applicable to Buyer; and (iii) will not violate, conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, any contract, lease or agreement to which Buyer is a party, except for any such violation, conflict or default which would not materially impair Buyer's ability to perform its obligations under this Agreement or any such Additional Agreement.

                                      5.3 Third-Party Consents

         No consent or approval of, notice to, or filing with, any Person is required to be obtained, given or made by Buyer to permit Buyer to purchase the Shares from Sellers.

                                      5.4 No Brokers

         Buyer and its agents have incurred no obligation for brokerage fees or similar payments in connection with the transactions contemplated by this Agreement.

                                      5.5 Disclosure

         No representation or warranty of Buyer contained in Article V of this Agreement contains an untrue statement of a material fact or omits to state a material fact necessary to make such representation or warranty not misleading.


                                   ARTICLE VI
                          SURVIVAL AND INDEMNIFICATION

                             6.1 Survival of Representations

         The representations and warranties of the parties made in this Agreement shall survive the Closing as follows:

         (i) the representations and warranties made in Section 4.11(a) ("Title to Shares") shall survive without limitation;

         (ii) the representations and warranties made in Section 4.25 ("Taxes") shall survive until sixty (60) days after the expiration of the applicable statute of limitations (with extensions); and

         (iii) all other representations and warranties made in this Agreement shall survive until June 30, 2004;

provided, however, that in each case such representations and warranties shall survive, with respect to any Indemnity Claim, until the resolution of such Indemnity Claim, so long as notice of such Indemnity Claim was provided on or prior to such date.

                             6.2 Indemnification


         (a) By Sellers. Sellers hereby jointly and severally indemnify and save and hold harmless Buyer, the Company, its and their respective Affiliates and its and their respective Representatives (collectively, the "Buyer Indemnified Persons"), from and against any and all Losses (other than any Losses specifically taken into account in the purchase price adjustment provided for in
Article II) incurred in connection with or arising out of:

                  (i) subject to Section 6.2(d)(i), any breach of a representation or warranty made by Sellers in this Agreement or in any document delivered at the Closing (without regard, for purposes of this Section 6.2(a)(i), to any qualifications as to materiality, Material Adverse Change or Material Adverse Effect in any representations and warranties other than those contained in Section 4.7);

                  (ii) any breach of a covenant made by any Seller in this Agreement;

                  (iii) [intentionally omitted];

                  (iv) any liability by the Company to, or claim against the Company by, any Seller or such Seller's heirs, Representatives or assigns, in each case arising out of acts, omissions, events, facts or circumstances occurring before the Closing;

                  (v) except to the extent otherwise indemnified pursuant to the foregoing clauses (i) and (ii) or covered by Section 2.5, any and all liability for Taxes of: (A) the Company and any Seller (to the extent liability for Taxes of any Seller is imposed on the Company or Buyer) with respect to the transactions contemplated by this Agreement (including any Taxes resulting from the application of Sections 1374 and 1375 of the Code); and (B) the Company and any Seller (to the extent liability for Taxes of any Seller is imposed on the Company or Buyer) with respect to Tax years ending on or before the Closing Date (and for any Tax year beginning before and ending after the Closing Date, for the portion of such Tax year ending on the Closing Date), except to the extent such Taxes have been reflected as a liability in Closing Amount. For purposes of this Section 6.2(a)(v), in the case of any Taxes that are imposed on a periodic basis and are payable for a Tax period that includes (but does not end on) the Closing Date, the portion of such Tax which relates to the portion of such Tax period ending on the Closing Date shall (x) in the case of any real, personal and intangible property Taxes and any other Taxes incurred on a ratable basis (collectively, "Per Diem Taxes"), be deemed to be the amount of such Tax for the entire Tax period multiplied by a fraction, the numerator of which is the number of days in the Tax period ending on the Closing Date and the denominator of which is the number of days in the entire Tax period, and (y) in the case of any Tax other than Per Diem Taxes, be deemed equal to the amount which would be payable if the relevant Tax period ended on the Closing Date (any credits relating to a Tax period that begins before and ends after the Closing Date shall be taken into account as though the relevant Tax period ended on the Closing Date, and all determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with the prior practice of the Company). Taxes shall include the amount of Taxes which would have been paid but for the application of any credit or net operating loss or capital loss deduction attributable to a Tax period ending after the Closing Date. The parties agree that the payment by Buyer of the Definitive Section 338(h)(10) Amount, through payment at Closing and the purchase price adjustment provided for in Article II, shall constitute an indemnifiable Loss of Buyer hereunder (X) if the
         Section 338(h)(10) Election is deemed invalid or ineffective because of facts or circumstances constituting a breach of any representation contained in Section 4.25 or if Sellers breach any of the covenants contained in Section 9.1, but Buyer's Losses arising out of any such breach or breaches shall not be deemed to be limited to such amount, and (Y) to the extent that it constitutes overpayment for the ultimate incremental Tax liability of Sellers resulting from the Section 338(h)(10) Election (determined in a manner consistent with the determination of the Definitive Section 338(h)(10)Amount and the requirements of the Code).

         (b) By Buyer. Buyer hereby indemnifies and saves and holds harmless Sellers, Sellers' Affiliates, and its and their respective Representatives (collectively, "Seller Indemnified Persons"), from and against any and all Losses (other than any Losses specifically taken into account in the purchase price adjustment provided for in Article II) incurred in connection with or arising out of:

                  (i) subject to Section 6.2(d)(ii), any breach of a representation or warranty made by Buyer in this Agreement or in any document delivered at the Closing (without regard, for purposes of this Section 6.2(b)(i), to any qualifications as to materiality, Material Adverse Change or Material Adverse Effect);

                 (ii)  any breach of a covenant made by Buyer in this Agreement;

                 (iii) except to the extent otherwise indemnified pursuant
                       to the foregoing clauses (i) and (ii), any and all liability for Taxes of the Company with respect to Tax years beginning after the Closing Date (and for any Tax year beginning before and ending after the Closing Date, for the portion of such Tax year beginning on the day after the Closing Date);


                 (iv)  to the extent that it exceeds the Definitive Section
                           338(h)(10) Amount, any and all incremental liability for Taxes of Sellers resulting from the Section 338(h)(10) Election (determined in a manner consistent with the determination of the Definitive
                           Section 338(h)(10)Amount and the requirements of the
                           Code); or

                  (v) the operation of the Business by Buyer after the Closing.

         (c) Notice and Defense.

                  (i) Notice. If a claim for Losses (an "Indemnity Claim") is to be made by a party entitled to indemnification hereunder, the party claiming such indemnification shall give notice (an "Indemnity Claim Notice") to the indemnifying party as promptly as practicable after the party entitled to indemnification becomes aware of any fact, condition or event which may give rise to Losses for which indemnification may be sought. If any Action in the form of a lawsuit is filed against any party entitled to indemnification hereunder, notice thereof shall be given to the indemnifying party as promptly as practicable (and in any event within fifteen (15) calendar days after service). The failure of any indemnified party to give timely notice hereunder shall not affect rights to indemnification hereunder, except to the extent that the indemnifying party demonstrates actual damage caused by such failure.

                  (ii) Conduct of Defense. After such notice, the indemnifying party shall be entitled, if it so elects: (x) to take control of the defense and investigation of such Action; (y) to employ and engage attorneys of its own choice to handle and defend the same (unless the named parties to such Action include both the indemnifying party and the indemnified party and the indemnified party has been advised in writing by counsel that there may be one or more legal defenses available to such indemnified party that are different from or additional to those available to the indemnifying party, in which event the indemnified party shall be entitled, at the indemnifying party's expense, to separate counsel of its own choosing); and (z) to compromise or settle such Action, which compromise or settlement shall be made only with the written consent of the indemnified party, which consent shall not be unreasonably withheld. If the indemnifying party fails to assume the defense of such Action within fifteen (15) calendar days after receipt of the Indemnity Claim Notice, the indemnified party against which such Action has been asserted will (upon delivering notice to such effect to the indemnifying party) have the right to undertake, at the indemnifying party's expense, the defense, compromise or settlement of such Action; provided, however, that such Action shall not be compromised or settled without the written consent of the indemnifying party, which consent shall not be unreasonably withheld.

         (d) Limits on Liability.

                  (i) Limits on Liability of Sellers.

                           (x) Sellers shall not be obligated to indemnify any
                  Buyer Indemnified Person under Section 6.2(a)(i) (Breach of Representation) (other than for a Loss arising from a breach of representation or warranty contained in Section 4.25) unless such Losses collectively suffered or incurred by all Buyer Indemnified Persons aggregate more than $250,000 (Two Hundred Fifty Thousand Dollars), in which event Sellers shall be obligated to indemnify the applicable Buyer Indemnified Persons for the amount of such Losses in excess of $250,000 (Two Hundred Fifty Thousand Dollars), up to a maximum amount equal to Fifteen Percent (15%) of the Purchase Price; and

                           (y) Sellers shall be obligated to indemnify the Buyer
                  Indemnified Persons for Losses arising from any breaches of representation or warranty contained in Section 4.25, up to a maximum amount of such Losses (collectively suffered or incurred by all Buyer Indemnified Persons in the aggregate) equal to (A) the Purchase Price less (B) the amount of all other indemnification payments made to Buyer Indemnified Persons under this Agreement.

                  (ii) Limits on Liability of Buyer. Buyer shall not be obligated to indemnify any Seller Indemnified Person under Section 6.2(b)(i) (Breach of Representation) for Losses pursuant to such Section unless such Losses collectively suffered or incurred by all Seller Indemnified Persons aggregate more than $250,000 (Two Hundred Fifty Thousand Dollars), in which event Buyer shall be obligated to indemnify the applicable Seller Indemnified Persons for the amount of such Losses in excess of $250,000 (Two Hundred Fifty Thousand Dollars), up to a maximum amount equal to Fifteen Percent (15%) of the Purchase Price.

         (e) Sole Remedy. The parties acknowledge that, in the absence of fraud, the rights accorded to each Buyer Indemnified Person or Seller Indemnified Person under this Article VI shall be the sole rights to money damages that any such Person may have under this Agreement or for breach of this Agreement, at common law or otherwise; provided, however, that notwithstanding the foregoing or anything to the contrary contained in this Agreement, nothing in this Article VI shall restrict or limit any rights that any Buyer Indemnified Person or Seller Indemnified Person may have to seek equitable relief; provided, further, that nothing in this Article VI shall be deemed to limit any party's obligation hereunder to pay the full amount of the Purchase Price, the amount of any adjustment thereto (including any amount related to the Section 338(h)(10) Election), or any amount contemplated by Article VII, nor shall any party's indemnification obligation with respect to Losses resulting from failure to pay in full any such amount be subject to any basket or other limit contained in this Article VI.

                                   ARTICLE VII
                            CERTAIN EMPLOYEE MATTERS

                        7.1 Certain Employee Bonuses

         No later than thirty (30) days after the Closing, Buyer shall cause the Company to pay, to each Specified Person, the Special Bonus described in the Special Bonus Schedule. Payment of the Special Bonuses shall not be subject to any contingency and shall be made in consideration of prior service. Accordingly, Buyer shall cause the Company to make such payments whether or not any of the Specified Persons remain employees of the Company and whether or not they enter into any new employment arrangements with the Company or Buyer.

                        7.2  Key Executive Employment Agreements

         Buyer shall cause the Company, on the date that is fifteen (15) days after the Closing, to execute and enter into a Key Executive Employment Agreement, in the form attached to the Employee Matters Letter Agreement and having the terms as to compensation (salary, bonus, and options) and title with respect to the applicable Key Executive set forth on the Offer Terms Schedule, with any Key Executive (other than Mr. Ditmar Schaaf, who is entering into a different form of such agreement at Closing) who has executed an agreement in such form by such date.


                                  ARTICLE VIII
                 NONCOMPETITION AND POST-CLOSING CONFIDENTIALITY

                           8.1 Noncompetition

         Each Seller agrees that, until the fifth anniversary of the Closing Date, such Seller shall not, without the prior written consent of Buyer, directly or indirectly engage in, own or invest in any business or activity that competes with the Business; provided, that Seller shall not be deemed to be in violation of this Agreement solely by reason of being the owner of up to three percent (3%) of the outstanding stock (or other form of equity interest) in any publicly traded corporation (or other publicly traded entity).

                           8.2 Post-Closing Confidentiality

         After the Closing, Sellers shall, and shall cause their Affiliates to, continue to maintain the confidentiality of all Confidential Information relating to Buyer, the Company or the Business, including all such materials which remain in the possession of any Seller or such Affiliates, except to the extent that disclosure of any such information is required by law or authorized by Buyer or reasonably occurs in connection with any dispute over the terms of this Agreement. Buyer shall, and shall cause its Affiliates to, maintain the confidentiality of all Confidential Information relating to Sellers or Sellers' Affiliates (other than that relating to the Business) which Buyer or any of its Affiliates has obtained in connection with this Agreement or with the transactions contemplated herein, except to the extent disclosure of such information is required by law or authorized by Sellers, or reasonably occurs in connection with any dispute over the terms of this Agreement. In the event that any party reasonably believes that it or any of its Affiliates is required by law to disclose any such Confidential Information, the disclosing party will (i) provide the other parties with prompt notice (before such disclosure, unless this is impractical because an applicable warrant requires immediate disclosure) in order that such parties may attempt to obtain a protective order or other assurance that confidential treatment will be accorded such confidential information and (ii) cooperate with such other parties in attempting to obtain such order or assurance.


                                   ARTICLE IX
                           TAX AND ACCOUNTING MATTERS

                            9.1 Section 338(h)(10) Election

         Each of the Sellers will join with Buyer in making an election under
Section 338(h)(10) of the Code (and any corresponding election under state, local and foreign tax law) with respect to the purchase and sale of the Shares of the Company hereunder (collectively, the "Section 338(h)(10) Election"). The Sellers and Buyer shall report the transaction consistent with such Section 338(h)(10) Election and hereby agree not to take any action that could cause such Section 338(h)(10) Election to be invalid, and shall take no position contrary thereto unless required to do so pursuant to a determination (as defined in Section 1313(a) of the Code or any similar state, foreign or local tax provision). Buyer shall prepare copies of Internal Revenue Service Form 8023 (Elections Under Section 338 for Corporations Making Qualified Stock Purchases), including any schedules thereto, and any similar state, local or foreign forms (collectively, the "Section 338 Forms") as may be required, the Sellers shall cooperate with Buyer in the preparation of such Section 338 Forms, and Buyer and the Sellers shall deliver duly executed final copies of such Section 338 Forms on the Closing Date. Buyer and the Sellers shall also cooperate with each other to take all actions necessary and appropriate (including, without limitation, filing such additional forms, Tax Returns, elections, schedules and other documents as may be required) to effect and preserve the Section 338(h)(10) Election in accordance with the provisions of Treasury Regulation Section 1.338(h)(10)-1 (and comparable provisions of each applicable state, foreign and local tax law) or any successor provisions.

                           9.2 Tax Return Filings

         Buyer shall cause the Company (at its expense) to prepare or cause to be prepared, consistent with the requirements of applicable law, and file or cause to be filed all Tax Returns for the Company for all Tax periods beginning prior to the Closing Date which are filed after the Closing Date; provided, however, that Sellers, at Sellers' expense, shall prepare, consistent with the requirements of applicable law, and Buyer shall cause the Company to file or cause to be filed, the state and federal income Tax Returns of the Company for the 2002 Tax year and the short Tax year of the Company as an S corporation from January 1, 2003, through the Closing Date; provided, that the approval of Buyer shall be required for any Tax Return position that Buyer determines will increase the Tax liability of the Company by more than $10,000 for tax periods ending after the Closing Date. To the extent required by applicable Law, Sellers shall include any income, gain, loss, deduction or other Tax items for such period on Sellers' income Tax Returns in a manner consistent with the Company's Schedule K-1s for such periods (including any income, gain, loss, deduction or other Tax items resulting from the Section 338(h)(10) Election).

                          9.3 Cooperation on Tax Matters

         Sellers and Buyer shall cooperate fully, as and to the extent reasonably requested by the other parties, in connection with the filing of Tax Returns pursuant to Section 9.2 and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention (through the expiration of the applicable statute of limitations) and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Each party agrees to use such party's reasonable best efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed on the parties (including with respect to the transactions contemplated hereby) and to take any necessary steps (including making any necessary adjustments on their respective Tax Returns) as described in Section 1362(f) of the Code (and any comparable provision of state or local law) to preserve the Company's status as a valid S Corporation for Tax purposes for all taxable periods ending on or before the Closing Date. From and after the Closing Date, subject to the obligations of Buyer under this Article IX, Buyer and its Affiliates will have full control over, and the right to represent the interests of the Company for all taxable periods of the Company, including the preparation of Tax Returns and the conduct of Tax audit and other Tax proceedings with governmental authorities ("Tax Audits"); provided, however, that Buyer or its Affiliates shall provide prompt notice to Sellers' Agent of such Tax Audits that relate to Tax periods ending on or before the Closing Date ("Pre-Closing Tax Audits"), and Sellers shall, after providing prompt notice to Buyer of their desire to, control a Pre-Closing Tax Audit (at Sellers' expense) except for the resolution of any issue that Buyer determines will increase the Tax liability of the Company by more than $10,000 for Tax periods ending after the Closing Date. With respect to any Pre-Closing Tax Audit that Sellers have assumed control of, Sellers shall keep Buyer adequately informed of any issues the resolution of which may impact the Company in a Tax period ending after the Closing Date.

                         9.4 Tax Forms

         At or prior to Closing, Sellers shall provide Buyer with properly executed Internal Revenue Service Forms W-9 and Section 338 Forms.

                         9.5 Section 338 Certificates.

         (a) First Certificate. No later than June 1, 2004, Sellers' Agent shall deliver to Buyer, on behalf of Sellers, a certificate certifying their good faith estimate, as of such date and subject to further audit by any Tax governmental authority, of the amount of the ultimate incremental Tax liability of Sellers resulting from the Section 338(h)(10) Election.

         (b) Second Certificate. No later than sixty (60) days after the expiration of the applicable statute of limitations (with extensions) with respect to any audit by a Tax governmental authority, Sellers' Agent shall deliver to Buyer, on behalf of Sellers, a certificate certifying the amount of the ultimate incremental Tax liability of Sellers resulting from the Section 338(h)(10) Election.

                                    ARTICLE X
                          CERTAIN POST-CLOSING MATTERS

                           10.1 Release of Lien on Bank Account

         Buyer will use commercially reasonable efforts to cause, within thirty
(30) days after the Closing, the release of the Lien created in favor of the Chase Manhattan Bank, pursuant to the Pledge Security Agreement dated June 4, 2001, on a bank account currently owned by either Halina Jamner or the estate of Jay Jamner.

                                   ARTICLE XI
                                  MISCELLANEOUS

                            11.1 Assignment; No Third Party Beneficiaries

Neither this Agreement nor any of the rights or
                              obligations hereunder may be assigned by any party without the prior written consent of the other parties, provided that (i) Sellers' Agent may provide such consent on behalf of Sellers, and
                              (ii) Buyer may assign its rights and obligations hereunder to one or more of its Affiliates. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, and no other Person (including any Business Employee) shall have any right, benefit or obligation under this Agreement as a third party beneficiary or otherwise.

                             11.2 Notices

         All notices and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given: (a) when received if personally delivered; (b) the day after being sent, if sent for next-day delivery within the United States by recognized overnight delivery service (e.g., Federal Express); and (c) upon receipt, if sent by certified or registered mail, return receipt requested. In each case notice shall be sent to the following address or to such other place and with such other copies as either party may designate as to itself by notice to the other:

         If to any Seller, addressed to:             If to Buyer or the Company, addressed to:
         ------------------------------              ----------------------------------------

         Howard Jamner, as Sellers' Agent            Integra LifeSciences Corporation
         29 Michaels Way                             311 Enterprise Drive
         Weston, CT 06883                            Plainsboro, NJ  08536
                                                     Attention:  Vice President and
                                                                 General Counsel

         With a copy to:                             With a copy to:

         Lucash, Gesmer & Updegrove LLP              GoodSmith, Gregg & Unruh
         40 Broad Street                             105 West Adams Street, 26th Floor
         Boston, Massachusetts 02109                 Chicago, IL  60603
         Attention:  William Contente                Attention:  Marilee C. Unruh

                                   11.3 Choice of Law, etc.

         This Agreement shall be construed and interpreted in accordance with the internal laws of the State of New York, except with respect to matters of law concerning the internal affairs of any business entity which is a party to this Agreement, and as to those matters the law of the jurisdiction under which the relevant business entity derives its powers shall govern. Each party irrevocably and unconditionally: (i) agrees that any Action arising out of this Agreement or any Additional Agreement may be brought in any court having jurisdiction over the County of Westchester, New York, (ii) consents to such jurisdiction, (iii) waives any objection to such venue; and (iv) waives trial by jury in any Action relating to this Agreement, any Additional Agreements or the transactions contemplated hereby or thereby.

                                   11.4 Entire Agreement; Amendments and Waivers

This Agreement and the Additional Agreements, together
                              with all exhibits and schedules hereto and thereto (including the Disclosure Schedule), constitute the entire agreement among the parties pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties with respect thereto. No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof, nor shall such waiver constitute a continuing waiver unless otherwise expressly provided in such waiver.

                                  11.5 Counterparts

         This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                                  11.6 Expenses

         Except as otherwise specifically provided in this Agreement, Buyer shall pay its own legal, accounting, out-of-pocket and other expenses incident to the negotiation and execution of, and Closing under, this Agreement, and the Company shall pay such expenses of the Sellers.

                                  11.7 Invalidity

         In the event that any of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then, to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.

                                  11.8 Cumulative Remedies

Except as otherwise specifically provided in this
                              Agreement (in Section 6.2(e) or otherwise) or any Additional Agreement, all rights and remedies of any party hereto are cumulative of each other and of every other right or remedy such party may otherwise have at law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

                                  11.9 Time; Captions; Exhibits and Schedules

         Time is of the essence of this Agreement. The captions contained in this Agreement in no way define, limit or extend any provision of this Agreement. The Exhibits and Schedules which are attached to this Agreement are a part of this Agreement and are incorporated herein by reference.

                                  11.10 No Strict Construction

         The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any Person.

         IN WITNESS WHEREOF, the undersigned has executed and delivered this Agreement as of this 17th day of March, 2003.

"BUYER"

Integra LifeSciences Corporation


By:
    ----------------------------------------
Name:
     ---------------------------------------
Title:
      --------------------------------------


"SELLER"                                             "SELLER"

Estate of Jay Jamner


By: ________________________________        ____________________________
Name: Halina Jamner                                  Howard Jamner
Title: Executrix


"SELLER"                                             "SELLER"


--------------------------------            -----------------------------
Halina Jamner                                        Jessica Jamner


"SELLER"                                             "SELLER"

Joshua Jamner                                        Drew Jamner


By: ________________________________     By: __________________________
Name:    Howard Jamner                          Name:    Howard Jamner
Title:Custodian under the New York           Title: Custodian under the New York
         Uniform Gift to Minors Act          Uniform Gift to Minors Act


"SELLER"

Alanna Jamner


By: ________________________________
Name:    Howard Jamner
Title:Custodian under the New York
         Uniform Gift to Minors Act

Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference of our report on the 2002 financial statements of J. Jamner Surgical Instruments, Inc. included in this Form 8-K, into the Registration Statements on Form S-8 (File Nos. 333-46024, 333-82233, 333-58235, 333-06577, and 333-73512) of Integra LifeSciences Holdings
Corporation and Subsidiaries.


/s/ WithumSmith+Brown
------------------------------
New Brunswick, New Jersey
March 24, 2003

Exhibit 99.1.

Audited financial statements for J. Jamner Surgical Instruments, Inc. as of and for the year ended December 31, 2002








J. JAMNER SURGICAL INSTRUMENTS, INC. CONTENTS TO FINANCIAL STATEMENTS DECEMBER 31, 2002

                                                                                               Page
                                                                                               ------
Independent Auditors' Report                                                                     1

Balance Sheet at December 31, 2002                                                               2

Statement of Income and Retained Earnings For the Year Ended December 31, 2002                   3

Statement of Cash Flows For the Year Ended December 31, 2002                                     4

Notes to Financial Statements                                                                    5-11



INDEPENDENT AUDITORS' REPORT



To the Board of Directors and Stockholders,
J. Jamner Surgical Instruments, Inc.:

We have audited the accompanying balance sheet of J. Jamner Surgical Instruments, Inc. as of December 31, 2002, and the related statements of income and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion the financial statements referred to above present fairly, in all material respects, the financial position of J. Jamner Surgical Instruments, Inc. as of December 31, 2002, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.



/s/ WithumSmith+Brown
------------------------------
March 18, 2003
New Brunswick, NJ

J. JAMNER SURGICAL INSTRUMENTS, INC. BALANCE SHEET
DECEMBER 31, 2002

ASSETS
Current Assets:
 Cash and cash equivalents                       $ 1,685,668
 Accounts receivable, net                          4,148,740
 Inventory                                         7,628,799
 Employee loans                                       38,857
 Prepaid expenses and other current assets            97,586
 Derivative instruments, current portion             942,357
                                                 -----------
   Total Current Assets                           14,542,007

Property and equipment, net                          991,732
Derivative instruments                             2,230,402
Other assets                                         103,700
                                                 -----------
     TOTAL ASSETS                                $17,867,841
                                                 ===========


LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
 Accounts payable and accrued expenses           $ 1,974,099
 Deferred income taxes                                13,650
 State taxes payable                                  61,364
 Loans payable - stockholders                      9,192,825
                                                 -----------
   Total Current Liabilities                      11,241,938

Stockholders' Equity:
 Common stock, no par value, 2,000
   shares authorized, 500 shares
   issued and outstanding                              5,000
 Retained earnings                                 6,620,903
                                                 -----------
   Total Stockholders' Equity                      6,625,903
                                                 -----------
     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY  $17,867,841
                                                 ===========







The Notes to Financial Statements are an integral part of this statement

J. JAMNER SURGICAL INSTRUMENTS, INC. STATEMENT OF INCOME AND RETAINED EARNINGS FOR THE YEAR ENDED DECEMBER 31, 2002

Net Sales                                          $30,879,036

Cost of Goods Sold                                  13,819,700
                                                   -----------
Gross Profit                                        17,059,336

Selling, General and Administrative Expenses        13,417,658
                                                   -----------
Income From Operations                               3,641,678

Other Income (Expense):
 Interest income                                        34,545
 Interest expense                                     (375,549)
 Miscellaneous (loss)                                  (27,987)
 Foreign currency transaction losses, net             (981,646)
 Change in fair value of derivative instruments      5,461,570
                                                   -----------
Total Other Income (Expense), Net                    4,110,933
                                                   -----------
Income Before Provision for State Income Taxes       7,752,611

Provision for State Income Taxes                       100,711
                                                   -----------
Net Income                                         $ 7,651,900

Retained Earnings - Beginning of Year                   29,386

Distributions to Stockholders                       (1,060,383)
                                                   -----------
Retained Earnings - End of Year                    $ 6,620,903
                                                   ===========









The Notes to Financial Statements are an integral part of this statement

J. JAMNER SURGICAL INSTRUMENTS, INC. STATEMENT OF CASH FLOWS FOR THE YEAR ENDED DECEMBER 31, 2002

Cash Flows From Operating Activities:
Net income                                                $ 7,651,900
 Adjustments to reconcile net income to net cash
   provided by operating activities:
     Depreciation and amortization                             91,521
     Deferred taxes                                            34,525
     Provision for doubtful accounts                            5,240
     Change in fair value of derivatives                   (5,461,570)
     Loss on disposal of fixed assets                          64,666
     Changes in:
       Accounts receivable                                   (574,446)
       Inventory                                           (1,704,047)
       Employee loans                                          16,883
       Prepaid expenses and other current assets               19,912
       Other assets                                           (15,000)
       Accounts payable and accrued expenses                   90,074
       State taxes payable                                     61,095
                                                          -----------
Net Cash Provided By Operating Activities                     280,753

Cash Flows From Investing Activities:
 Purchases of property and equipment                         (150,888)
 Proceeds from sales of property and equipment                 31,400
                                                          -----------
Net Cash Used In Investing Activities                        (119,488)

Cash Flows From Financing Activities:
 Proceeds from stockholder loans                            1,061,000
 Principal repayments of stockholder loans                   (650,000)
 Distributions to shareholders                             (1,060,383)
                                                          -----------
Net Cash Used In Financing Activities                        (649,383)
                                                          -----------
Net Decrease in Cash and Cash Equivalents                    (488,118)

Cash and Cash Equivalents at Beginning of Year              2,173,786
                                                          -----------
Cash and Cash Equivalents at End of Year                  $ 1,685,668
                                                          ===========

Supplemental Disclosure of Cash Flow Information:
 Cash paid during the year for:
   Interest                                                  $375,549
   Income taxes                                                $5,581





The Notes to Financial Statements are an integral part of this statement

                      J. JAMNER SURGICAL INSTRUMENTS, INC.
                          NOTES TO FINANCIAL STATEMENTS

Note 1 - Summary of Significant Accounting Policies:
------------------------------------------

Significant accounting policies followed by the Company in the preparation of the accompanying financial statements are summarized below:

Nature of Business Operations
J. Jamner Surgical Instruments, Inc. (the Company) markets a wide variety of high quality surgical instruments for use in both traditional and minimally invasive surgery. In the United States, the Company sells primarily through a twenty-person sales management force that works with over one hundred distributor sales representatives. Internationally, the Company sells through distributors.

The Company was founded in 1971 and is a privately held American company with corporate offices, research and development, sales, marketing and warehouse facilities in Hawthorne, New York. Additionally, the Company has a procurement facility located in Tuttlingen, Germany where supplier control, testing and quality system standards are ISO 9001 certified.

The Company manages its business on the basis of one reportable segment - the marketing and distribution of surgical instruments.

Use of Estimates
The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Inventory
Inventory consists of work-in-process, samples and finished goods and is valued at the lower of cost or market determined on a first-in first-out basis.

Property and Equipment
Property and equipment is stated at cost less accumulated depreciation. Depreciation is provided on the straight-line method over the following estimated useful lives of the assets:

                                          Estimated
Description                              Life (Years)
                                         ------------
Building and Building Improvements            40
Leasehold Improvements                        10
Furniture, Fixtures and Office Equipment     5-10
Automobiles                                    5
Computer Software                              3

Expenditures for maintenance and repairs are charged to operations as incurred. Expenditures for betterments and major renewals are capitalized and, therefore, are included in property and equipment.

For physical properties not fully depreciated, the cost of the assets retired or sold is credited to the asset accounts, and the related accumulated depreciation is charged to the accumulated depreciation accounts. The resulting gain or loss from sale or retirement of property and equipment is reflected in income.

                      J. JAMNER SURGICAL INSTRUMENTS, INC.
                          NOTES TO FINANCIAL STATEMENTS

Note 1 - Summary of Significant Accounting Policies (Continued):
----------------------------------------------------

Cash and Cash Equivalents
The Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

Revenue Recognition and Product Warranty
Revenue from sales of products is generally recognized either upon shipment to customers or arrival at destination, based upon shipment terms. License fees paid to group purchasing organizations are included as a reduction to revenue. The Company warrants products against defects in design, materials and workmanship generally for periods up to three years. Provisions for estimated future costs relating to warranty obligations and sales returns are estimated based upon historical information and recorded in the same period as a the sale.

Impairment of Long-Lived Assets
The Company periodically evaluates the net realizable value of long-lived assets, including property and equipment, relying on a number of factors including operating results, business plans, economic projections and anticipated future cash flows. An impairment in the carrying value of an asset is recognized whenever anticipated future cash flows (undiscounted) from an asset are estimated to be less than its carrying value. The amount of the impairment recognized is the difference between the carrying value of the asset and its fair value.

Income Taxes
The Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. In addition, the Company has elected to be taxed as an "S-Corporation" for the State of New York. Under those provisions, the stockholders are liable for federal and state income taxes on the Company's taxable income. The Company does not pay federal corporate taxes on their taxable income and are liable for state income tax at reduced rates.

The Company accounts for state income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Under this method, deferred state income taxes are recognized for the tax consequences of "temporary differences" by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities. The primary deferred tax items at December 31, 2002 were related to the fair value of derivative instruments, calculation of inventory reserves and reserves sales returns for warranty costs.

Concentration of Credit Risk
The Company maintains cash balances, at times, with financial institutions in amounts which are more than the amount insured by the Federal Deposit Insurance Corporation. Management monitors the soundness of these institutions and considers the Company's risk negligible.

The Company places its short-term investments, considered cash equivalents, in short-term debt instruments of high quality commercial paper. The Company does not believe there is a significant credit risk relating to these investments.

                      J. JAMNER SURGICAL INSTRUMENTS, INC.
                          NOTES TO FINANCIAL STATEMENTS

Note 1 - Summary of Significant Accounting Policies (Continued):
----------------------------------------------------

Concentration of Credit Risk (Continued)
The Company has a concentration of their sales with group purchasing organizations (GPO) whose members are primarily hospitals. Sales are made to a variety of members of the organization under terms negotiated by the GPO. For the year ended December 31, 2002, sales to members of one of these GPO's amounted to approximately 52 percent of total sales and sales to members of another one of these GPO's amounted to approximately 11 percent of total sales. The current contracts with the GPO's have various expirations, one of which is an open ended contract. In addition, the contracts allow for short-term terminations without cause. The Company's receivables relating to these sales are from the individual distributors that sell to end users. At December 31, 2002, receivables from one distributor amounted to 12% of net accounts receivable.

Derivative Instruments
All derivative financial instruments are reported on the Balance Sheet at fair value, and changes in a derivative's fair value are recognized currently in earnings.

The Company purchases significant amounts of inventory in currency other than the U.S. dollar, principally the Euro. As such, the Company is exposed to movements in foreign currency exchange rates. The Company enters into foreign exchange forward contracts to minimize the impact of foreign currency fluctuations on anticipated foreign currency purchases. Because the forward contracts were not designated for hedge accounting treatment under Statement of Financial Accounting Standard No. 133 "Accounting for Derivative Instruments and Hedging Activities", as amended, gains and losses on the contracts are included in other income (expense). The Company's foreign exchange forward contracts generally mature within 3 years.

The Company has forward exchange contracts to purchase 30,970,000 Euros which expire in the years ending December 31, as follows:

                       Year               Amount
                      ------           -------------
                       2003             $10,850,000
                       2004               9,000,000
                       2005               9,000,000

Amounts included in current assets represent forward exchange contracts maturing within one year.

Foreign Currency Transactions
Assets and liabilities denominated in foreign currencies are translated at the year-end rate of exchange and any adjustments are recorded in other income (expense).

Financial Instruments
The carrying values of accounts receivable, derivative instruments, accounts payable and accrued expenses approximate their fair values. It was not practical to estimate the fair value of the stockholders' loans payable due to the related party nature of these items.

                      J. JAMNER SURGICAL INSTRUMENTS, INC.
                          NOTES TO FINANCIAL STATEMENTS

Note 1 - Summary of Significant Accounting Policies (Continued):
----------------------------------------------------

Recent Accounting Pronouncements
In August 2001, the Financial Accounting Standards Board (FASB) issued SFAS No. 144, Accounting for Impairment or Disposal of Long-Lived Assets. SFAS No. 144 supersedes SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of, addressing financial accounting and reporting for the impairment or disposal of long-lived assets. This statement was effective for the Company's year beginning January 1, 2002. The adoption of this statement did not have a significant impact on the Company's financial position or results of operations.

In June 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities, which supercedes Emerging Issues Task Force (EITF) Issue No. 94-3, Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring). SFAS No. 146 addresses financial accounting and reporting for costs associated with exit or disposal activities and requires that a liability be recognized when it is incurred and should initially be measured and recorded at fair value. This statement is effective for exit or disposal activities that are initiated after December 31, 2002 and the adoption will not have an impact on the Company's historical financial position or results of operations.

Retirement Plans
The Company has a profit sharing plan and a noncontributory thrift and savings plan for salaried employees meeting certain service requirements, which qualifies under Section 401(k) of the Internal Revenue Service Code. Contributions into the profit sharing plan are at the discretion of management. For the year ended December 31, 2002, profit sharing expense amounted to $50,000.

Note 2 - Accounts Receivable and Credit Policies:
---------------------------------------
Customer accounts receivable at December 31, 2002 are summarized as follows:

       Currently Due                             $ 4,185,903
       Less: Allowance for Doubtful Accounts         (37,163)
                                                 -----------
       Net Due                                   $ 4,148,740

Receivables are obligations due from customers under terms requesting payments from thirty to sixty days from the shipment dates depending on the customer. The Company does not accrue interest on unpaid receivables. Customer receivable balances with invoice dates over ninety days old are considered delinquent. At December 31, 2002, the amount considered delinquent was $154,670. Management reviews these accounts taking into consideration the size of the outstanding balance and the past history with the customer.

Payments of accounts receivable are allocated to the specific invoices identified on the customer's remittance advice or, if unspecified, are applied to the earliest unpaid invoices.

The carrying amount of receivables is reduced by a valuation allowance that reflects management's best estimate of the amount that will not be collected. Management individually reviews all accounts receivable balances that exceed ninety days from invoice date and based on an assessment of current creditworthiness, estimates the portion, if any, of the balance that will not be collected.

                      J. JAMNER SURGICAL INSTRUMENTS, INC.
                          NOTES TO FINANCIAL STATEMENTS

Note 3 - Inventory:
---------------

Inventory at December 31, 2002 consisted of the following:

             Work-in-Process      $  836,550
             Finished Goods        6,792,249
                                  ----------
             Total Inventory      $7,628,799

Note 4 - Property and Equipment:
---------------------------

Property and Equipment consisted of the following at December 31, 2002:

          Land                                    $  129,317
          Building and Building Improvements         747,168
          Leasehold Improvements                      32,256
          Furniture, Fixtures and Office Equipment   275,349
          Automobiles                                 36,566
          Computer Software                          178,944
                                                  ----------
          Total Property and Equipment             1,399,600
          Less: Accumulated Depreciation             407,868
                                                  ----------
          Property and Equipment, Net             $  991,732

Depreciation and amortization expense amounted to $91,521 for the year ended
2002.

Note 5 - State Income Taxes:
-----------------------
The provision for state income taxes consisted of the following for the year ended December 31, 2002:

                       Current      $ 66,186
                       Deferred       34,525
                                    --------
                       Total        $100,711

Deferred tax assets and liabilities are summarized as follows at December 31, 2002:

               Deferred Tax Assets:
                  Inventory reserves         $  4,000
                  Accrued warranty costs        3,000
               Deferred Tax Liabilities:
                  Derivative instruments      (20,650)
                                             --------
               Net Deferred Tax Liability    $(13,650)

                      J. JAMNER SURGICAL INSTRUMENTS, INC.
                          NOTES TO FINANCIAL STATEMENTS

Note 6 - Accounts Payable and Accrued Expenses:
---------------------------------------

Accounts payable and accrued expenses consisted of the following at December 31, 2002:

        Accounts payable                               $   97,199
        Accrued material purchases                        833,389
        Other accrued expenses                          1,043,511
                                                       ----------
        Total accounts payable and accrued expenses    $1,974,099

Note 7 - Commitments and Contingent Liabilities:
---------------------------------------

Leases
The principal type of property leased by the Company is for office and warehouse facilities and automobiles. The most significant obligations under the term of the leases are the maintenance of the facilities and charges for insurance, utilities and tools.

Aggregate minimum annual lease commitments of the Company under non-cancelable operating leases as of December 31, are as follows:

                Year                               Total
               ------                            ---------
                2003                             $  31,800
                2004                                22,500
                2005                                 2,200
                2006 and thereafter                    --
                                                 ---------
                   Total Minimum Lease Payments  $  56,500

The preceding data reflects existing leases and does not include replacements upon their expiration.

Rent expense, including rent paid to a related party (see Note 8), incurred for the year ended December 31, 2002 amounted to $209,887.

The Company is contingently liable under outstanding letters of credit in the amount of $10,182 at December 31, 2002.

The Company has entered into various foreign exchange forward contracts. In connection with one of the agreements, the stockholders have pledged as collateral certain personal investments, which are being held in a custodian account. In addition, the Company has pledged as collateral for one of the foreign exchange forward contracts, the land, building and improvements located in Tuttlingen, Germany with a net carry value of approximately $750,000.

The Company has entered into purchase commitments with some of the suppliers. Aggregate purchase commitments issued by the Company amounted to approximately $7,750,000 as of December 31, 2002. The Company anticipates the majority of these commitments will be executed in 2003.

                      J. JAMNER SURGICAL INSTRUMENTS, INC.
                          NOTES TO FINANCIAL STATEMENTS

Note 8 - Related Party Transactions:
-----------------------------

At December 31, 2002, the Company was obligated to the stockholders for $9,192,825 in loans, which bear interest at 4.5 percent per annum. Interest expense paid to the stockholders on these loans amounted to $375,549 for the year ended December 31, 2002. The loan was repaid in full on March 17, 2003, therefore the amount is included in current liabilities.

Rent expense included in Note 7, paid to stockholders of the Company, amounted to $155,520 for the year ended December 31, 2002. The lease agreement expired in 2002 and currently the Company is under a month-to-month lease requiring monthly payments of $12,960.

Directors' fees were paid to the stockholders' during 2002 in the amount of $48,000.


Note 9 - Subsequent Event:
----------------------
On March 17, 2003, all of the Company's outstanding shares of common stock were acquired for $44.5 million, subject to certain adjustments.

Exhibit 99.2.

Unaudited pro forma condensed combined statements of operations for the year ended December 31, 2002 and unaudited pro forma condensed combined balance sheet as of December 31, 2002.


On March 17, 2003 (the "Closing Date"), Integra LifeSciences Corporation ("Integra"), a wholly-owned subsidiary of Integra LifeSciences Holdings Corporation (the "Company"), acquired all of the issued and outstanding capital stock of J. Jamner Surgical Instruments, Inc., a Delaware corporation (doing business as JARIT(R) Surgical Instruments) ("JARIT"), for $44.5 million in cash, subject to a working capital adjustment and other adjustments with respect to certain income tax elections. The acquisition was made pursuant to a Stock Purchase Agreement (the "Purchase Agreement") dated as of March 17, 2003 among Integra and Howard Jamner and other individual stockholders of JARIT. JARIT markets a wide variety of high quality, reusable surgical instruments for use in virtually all surgical disciplines.

The unaudited pro forma condensed combined financial statements have been prepared to give effect to the acquisition by Integra of all of the issued and outstanding capital stock of JARIT. These pro forma statements are presented for illustrative purposes only. The pro forma adjustments are based upon available information and assumptions that the Company believes are reasonable. The condensed combined pro forma financial statements do not purport to represent what the consolidated results of operations or financial position of the Company would actually have been if the acquisition had occurred on the dates referred to below, nor do they purport to project the results of operations or financial position of the Company for any future period or as of any date.

The unaudited pro forma condensed combined balance sheet as of December 31, 2002 was prepared by combining the historical balance sheet at December 31, 2002 for the Company with the historical balance sheet of JARIT at December 31, 2002, giving effect to the acquisition as though it was completed on that date.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2002 was prepared by combining the Company's historical statement of operations for the year ended December 31, 2002 with JARIT's historical statement of operations for the year ended December 31, 2002, giving effect to the acquisition as though it had occurred on January 1, 2002. This unaudited pro forma condensed combined statement of operations does not give effect to any potential cost savings or other operating efficiencies that could result from the acquisition, nor any non-recurring expenses resulting from the transaction.

Unaudited Pro Forma Condensed Combined Balance Sheet
December 31, 2002

In thousands
                                                    Integra      J. Jamner
                                                  LifeSciences   Surgical
                                                    Holdings    Instruments,                        Pro Forma
                                                  Corporation       Inc.      Adjustments   Note   Consolidated
                                                  -----------   -----------   -----------   ----   ------------
ASSETS:
Current Assets:
  Cash and cash equivalents                       $   43,583    $    1,686    $   (1,686)    2A    $    43,583
  Short-term investments                              55,278           --        (44,650)    2B         10,628
  Trade accounts receivable                           19,412         4,149           --                 23,561
  Inventories                                         28,502         7,629           763     2C         36,894
  Prepaid expenses and other current assets            5,498         1,078           --                  6,576
                                                  -----------   -----------   -----------   ----   ------------
      Total current assets                           152,273        14,542       (45,573)              121,242

 Noncurrent investments                               33,450           --            --                 33,450
 Property, plant, and equipment, net                  16,556           992           244     2C         17,792
 Deferred income taxes, net                           25,218           --            --                 25,218
 Goodwill and other intangible assets, net            45,164           --         29,510     2D         74,674
 Other assets                                          2,007         2,334           --                  4,341
                                                  -----------   -----------   -----------   ----   ------------
Total assets                                      $  274,668    $   17,868    $  (15,819)          $   276,717
                                                  ==========    ===========   ===========   ====   ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Loans payable to stockholders                          --          9,193        (9,193)    2E            --
  Accounts payable, trade                              3,764            97           --                  3,861
  Income taxes payable                                   --             61           --                     61
  Deferred revenue and customer advances               8,724           --            --                  8,724
  Accrued expenses and other current liabilities       9,433         1,891           --                 11,324
                                                  -----------   -----------   -----------   ----   ------------
      Total current liabilities                       21,921        11,242        (9,193)               23,970

 Deferred revenue                                      3,263           --            --                  3,263
 Other liabilities                                     1,887           --            --                  1,887
                                                  -----------   -----------   -----------   ----   ------------
Total liabilities                                     27,071        11,242        (9,193)               29,120

Commitments and contingencies

Total stockholders' equity                           247,597         6,626        (6,626)    2F        247,597
                                                  -----------   -----------   -----------   ----   ------------
 Total liabilities and stockholders' equity       $  274,668    $   17,868    $  (15,819)          $   276,717
                                                  ===========   ===========   ===========   ====   ============








See notes to pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2002
In thousands, except per share amounts
                                                    Integra      J. Jamner
                                                  LifeSciences   Surgical
                                                    Holdings    Instruments,                        Pro Forma
                                                  Corporation       Inc.      Adjustments   Note   Consolidated
                                                  -----------   -----------   -----------   ----   ------------
Total revenue                                     $  117,822    $   30,879    $      --            $   148,701

COSTS AND EXPENSES
 Cost of product revenue                              45,772        13,820                              59,592
 Research and development                              8,304           --            --                  8,304
 Acquired in-process research and development          2,328           --            --                  2,328
 Selling, general and administrative                  40,587        13,417        (5,511)    2G         48,493
 Amortization                                          1,644           --          1,203     2H          2,847
                                                  -----------   -----------   -----------   ----   ------------
      Total costs and expenses                        98,635        27,237        (4,308)              121,564

Operating income                                      19,187         3,642         4,308                27,137

Interest income (expense), net                         3,535          (341)         (740)   2I,2J        2,454
Foreign currency transaction losses, net                 --           (982)          --                   (982)
Change in fair value of derivative instruments           --          5,462           --                  5,462
Other income (expense), net                                3           (28)          --                    (25)
                                                  -----------   -----------   -----------   ----   ------------
Income before income taxes                            22,725         7,753         3,568                34,046

Income tax expenses (benefit)                        (12,552)          101         4,372     2K         (8,079)
                                                  -----------   -----------   -----------   ----   ------------
Net income                                        $   35,277    $    7,652    $     (804)          $    42,125
                                                  ===========   ===========   ===========   ====   ============

Net income per share
   Basic                                          $     1.21                                       $      1.45
   Diluted                                        $     1.14                                       $      1.36

Weighted average common shares outstanding:
   Basic                                              29,021                                            29,021
   Diluted                                            30,895                                            30,895





See notes to pro forma condensed combined financial statements.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements


1.  Basis of Pro Forma Presentation

For the pro forma condensed combined balance sheet as of December 31, 2002, the preliminary $44.7 million purchase price, including the initial $44.5 million of cash paid on the Closing Date plus $200,000 of estimated costs incurred by the Company directly as a result of the acquisition, has been allocated based on management's preliminary estimate of the fair values of assets acquired and liabilities assumed as of December 31, 2002. The preliminary purchase price allocation was as follows (amounts in thousands):

     Accounts receivable                               $  4,149
     Inventory                                            8,392
     Prepaid expenses and other current assets            1,078
     Property and equipment                               1,236
     Intangible assets                                   29,510
     Other assets                                         2,334
     Accounts payable and accrued expenses               (1,988)
     Income taxes payable                                   (61)
                                                       --------
     Total purchase price                              $ 44,650

The acquired intangible assets consist primarily of customer relationships and tradename and will be amortized over lives ranging from five to forty years.

This purchase price allocation is considered preliminary until the Company receives financial information for JARIT as of the Closing Date. The final purchase price amount will be allocated to assets acquired and liabilities assumed on the Closing Date based on management's estimate of their fair values as of that date.

For the pro forma statement of operations for the year ended December 31, 2002, the preliminary $44.7 million purchase price has been allocated based on management's preliminary estimate of the fair values of assets acquired and liabilities assumed as of January 1, 2002. Accordingly, the pro forma $1.2 million intangible asset amortization adjustment in 2002 is based on this preliminary allocation.

These pro forma condensed combined financial statements should be read in conjunction with the audited financial statements of the Company included in its Annual Report on Form 10-K for the year ended December 31, 2002, and the audited financial statements of JARIT included in Exhibit 99.1 to this Form 8-K.


2.  Pro Forma Adjustments

The pro forma condensed combined financial statements include the following adjustments:

     2A The sellers were entitled to withdraw all cash from the business prior to the Closing Date without any effect on the working capital purchase price adjustment.

     2B The Company liquidated a portion of its short term investments to finance the preliminary purchase price.

     2C This adjustment is made to increase JARIT's inventory and property and equipment balance as of December 31, 2002 to their estimated fair value.

2.  Pro Forma Adjustments


     2D This adjustment represents the amount of the preliminary purchase price in excess of the fair value of the tangible assets as of December 31, 2002. The acquired intangible assets consisted primarily of customer relationships and tradename. There was no goodwill included in this amount.

     2E Loans payable to stockholders were settled on the Closing Date and not assumed by the Company.

     2F This adjustment eliminates the ending balance of JARIT's stockholders' equity.

     2G This adjustment reduces the actual 2002 compensation paid to a certain
        JARIT employee to an amount that this employee would have been paid by the Company subject to the terms of an employment agreement between the Company and this employee executed in connection with this acquisition.

     2H This adjustment records pro forma amortization expense for intangibles assets based on the preliminary purchase price allocation as of January 1, 2002.

     2I This adjustment reduces the $376,000 of interest expense recorded by JARIT in 2002 on the loans payable to stockholders of JARIT which were not assumed by the Company.

     2J This reduces interest income by approximately $1.1 million for the estimated interest income earned by the Company in 2002 on the $44.7 million of short term investments used to finance the acquisition. This reduction in interest income assumes the $44.7 million was paid on January 1, 2002 and the average interest rate earned on short term investments in 2002 was 2.5%. The effect of a 1/8 percent variance in the interest rate on net income is approximately $56,000.

     2K The inclusion of the financial results of JARIT for the full year ended
        December 31, 2002 in the Company's consolidated results would have reduced the Company's income tax benefit by approximately $4.4 million in 2002. This adjustment results from the fact that JARIT was an "S" Corporation for federal and New York state income tax purposes and therefore did not record income tax expense at the same rate that a "C" Corporation would have.

3.  Pro Forma Net Income Per Share

Amounts used in the calculation of pro forma basic and diluted net income per share were as follows (In thousands, except per share amounts):

                                                         2002
                                                       --------
      Basic:
      ------
      Pro forma net income                             $ 42,125
      Dividends on preferred stock                         (159)
                                                       --------
      Pro forma net income applicable to common stock  $ 41,966

      Pro forma basic net income per share             $   1.45

      Weighted average common shares outstanding         29,021

      Diluted:
      --------
      Pro forma net income                              $ 42,125
      Dividends on preferred stock                           --
                                                        --------
      Pro forma net income applicable to common stock   $ 42,125
      Pro forma diluted net income per share            $   1.36

      Weighted average common shares outstanding          30,895


4.  Other Matters

In connection with the acquisition, the Company liquidated all of the foreign currency forward purchase contracts acquired from JARIT. The fair value of these contracts as of December 31, 2002 was $3.2 million and this value is included in prepaid expenses and other current assets ($942,000) and other assets ($2.2 million) in the pro forma condensed combined balance sheet as of December 31, 2002. In 2002, JARIT recorded $4.5 million of non-operating income related to these contracts. The liquidation of these contracts is not reflected in these pro forma condensed combined financial statements.


5.  Inventory

The pro forma condensed combined income statement for the year ended December 31, 2002 does not reflect any increase in cost of product revenue for the estimated fair value adjustment to inventory discussed in Item 2C above. The preliminary estimate of the amount that would have been recorded is $600,000.